UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
ICU MEDICAL, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all the boxes that apply):
☒ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

ICU MEDICAL, INC.
951 Calle Amanecer
San Clemente, California 92673-6213

NOTICE OF THE 2023 ANNUAL MEETING OF STOCKHOLDERS
To be held May 17, 2023

    The 2023 Annual Meeting of Stockholders (“Annual Meeting”) of ICU Medical, Inc. (the ''Company'') will be held virtually, exclusively via online live webcast at www.virtualshareholdermeeting.com/ICUI2023 on Wednesday, May 17, 2023 at 9:00 a.m., Pacific Daylight Time.

At the Annual Meeting, stockholders will be asked to:

1.Elect the following nine directors of the Company to serve until the next annual meeting of stockholders or until their successors have been elected and qualified: Vivek Jain, George A. Lopez, M.D., David C. Greenberg, Elisha W. Finney, David F. Hoffmeister, Donald M. Abbey, Laurie Hernandez, Kolleen T. Kennedy and William Seeger.
2.Consider a proposal to approve an amendment to the Amended and Restated ICU Medical, Inc. 2011 Stock Incentive Plan by;
3.Ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2023;
4.Hold an advisory vote to approve our named executive officer compensation;
5.Hold an advisory vote to determine the frequency of future advisory votes on our named executive officer compensation; and
6.Transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. We are not aware of any other business to come before the Annual Meeting.

    The Board of Directors has determined that only holders of common stock, par value $0.10, of the Company of record as of the close of business on March 21, 2023 will be entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment thereof. A list of such stockholders shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, at the above address, and electronically during the Annual Meeting at the bottom of your screen at www.virtualshareholdermeeting.com/ICUI2023.

    All stockholders are invited to attend the Annual Meeting virtually by visiting www.virtualshareholdermeeting.com/ICUI2023. For instructions on how to attend the Annual Meeting, see the information in the accompanying Proxy Statement in the section titled “Virtual Annual Meeting Attendance.”
YOUR VOTE IS IMPORTANT
It is important that your shares be represented regardless of the number of shares you may hold as of the record date. Whether or not you expect to attend the virtual Annual Meeting, we urge you to please vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials under “Voting Information”. If you received a proxy card by mail, you may sign, date and return in the enclosed return envelope. Promptly voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Submitting your proxy vote now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.
THANK YOU FOR ACTING PROMPTLY

By Order of the Board of Directors

Virginia Sanzone, Corporate Vice
President General Counsel and Secretary
San Clemente, CA
April 4, 2023

ICU Medical, Inc.
951 Calle Amanecer
San Clemente, California 92673-6213

PROXY STATEMENT
FOR 2023 ANNUAL MEETING OF STOCKHOLDERS

April 4, 2023

    This Proxy Statement is furnished to the stockholders of ICU Medical, Inc. (the “Company” or “ICU”) in connection with the solicitation by the Board of Directors (the “Board”) of the Company of proxies to be voted at the 2023 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) and at any continuation, adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. First person pronouns used in this Proxy Statement, such as “we,” “us,” and “our,” refer to ICU and its subsidiaries unless context requires otherwise.

    This Proxy Statement and the Company's Annual Report to Stockholders for the year ended December 31, 2022 (the “2022 Annual Report”) are being made available to stockholders on or about April 4, 2023.

Annual Meeting of Stockholders

Time and Date

    The Annual Meeting will be held virtually on Wednesday May 17, 2023 at 9 a.m. Pacific Daylight Time (“PDT”). Stockholders may attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/ICUI2022.

Record Date

    The Board has set March 21, 2023 as the record date (the “Record Date”) for the Annual Meeting. If you were a stockholder of record at the close of business on the record date, then you are entitled to receive notice of, and to vote at, the Annual Meeting.

    As of March 21, 2023, the outstanding voting securities of the Company consisted of 24,062,223 shares of $0.10 par value common stock (the “Common Stock”).

Voting

    Each stockholder of record at the close of business on the Record Date is entitled to one vote for each share held as of that date on each matter submitted to a vote of stockholders. The presence in person or by proxy of holders of a majority of the issued and outstanding Common Stock will constitute a quorum for the transaction of such business as shall properly come before the Annual Meeting. There are no cumulative voting rights.

Voting Matters

•Elect the nine director nominees named in this proxy statement.
•Approve an amendment to the Amended and Restated ICU Medical, Inc. 2011 Stock Incentive Plan.
•Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2023.
•Advisory vote to approve executive compensation paid to our named executive officers.
•Advisory vote to determine the frequency of future advisory votes to approve named executive officer compensation.
•To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

    Additional voting information about voting at the Annual Meeting is detailed below.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ONLINE ON MAY 17, 2023

    This proxy statement and the 2022 Annual Report to stockholders are available at http://www.proxyvote.com. You are encouraged to access and review all of the important information contained in the proxy materials before voting.

    You will be able to attend the Annual Meeting, vote, and submit your questions prior to or during the meeting via the Internet only by visiting www.virtualshareholdermeeting.com/ICUI2023. Access the website at least 10 minutes before the beginning of the meeting to register your attendance and complete the verification procedures to confirm that you were a stockholder of record as of March 21, 2023, the record date. To access the virtual Annual Meeting at the above website you will need to enter your unique control number provided to you on your proxy card to verify your identity.

The virtual meeting platform is fully supported across browsers (Microsoft Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most updated version of applicable software and plugins. If you encounter any technical difficulties logging onto www.virtualshareholdermeeting.com/ICUI2023 or during the meeting, there will be a 1-800 number and international number available on the website to assist you. Technical support will be available 15 minutes prior to the start time of the meeting and through the conclusion of the meeting.

QUESTIONS AND ANSWERS ABOUT THE VIRTUAL ANNUAL MEETING AND PROXY MATERIALS

Voting Information

Why have I received a “Notice of Internet Availability of Proxy Materials”?

As permitted by SEC rules, we are making this proxy statement and our 2022 Annual Report available to certain of our stockholders electronically via the Internet. On or about April 4, 2023, we mailed to these stockholders a Notice of Internet Availability of Proxy Materials (“Internet Notice”) containing instructions on how to access this proxy statement and our 2022 Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the proxy statement and 2022 Annual Report. We encourage you to access and review the proxy statement and 2022 Annual Report in advance of voting. The Internet Notice also instructs you on how you may submit your proxy over the Internet or via telephone. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, follow the instructions for requesting such materials set forth on the Internet Notice.

What does it mean if I receive more than one Internet Notice or more than one set of proxy materials?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.

Who is entitled to vote at the Annual Meeting?

The Record Date for the Annual Meeting is March 21, 2023. You are entitled to vote at the Annual Meeting only if you are a stockholder of record at the close of business on the Record Date, or if you hold a valid proxy for the Annual Meeting. Each share of our common stock entitles its holder to one vote per share on all matters presented to our stockholders at the Annual Meeting.

How do I submit my proxy?

    You will have the opportunity to attend the virtual Annual Meeting and vote electronically during the virtual Annual Meeting if you choose. Whether or not you vote electronically during the virtual Annual Meeting, it is important that your shares be represented and voted. If you are a stockholder of record, you can give a proxy to have your shares voted at the virtual Annual Meeting in one of the following three ways:

•by signing, dating, and mailing the enclosed proxy card in the enclosed envelope, if you received paper copies of these materials. Proxy cards submitted by mail must be received by the Company no later than May 16, 2023 in order for your shares to be voted;
•electronically, via the Internet by accessing www.proxyvote.com using your control number on your proxy card until 11:59 P.M. Eastern Time on May 16, 2023; or
•over the telephone by calling toll free number 1-800-690-6903 until 11:59 P.M. Eastern Time on May 16, 2023.

    The Internet and telephone proxy submission procedures are set up for your convenience and are designed to verify your identity, to allow you to give voting instructions, and to confirm that those instructions have been properly recorded.

    If your shares are held in the name of a bank, broker or other holder of record (shares held in “street name”), you may vote by submitting voting instructions in the manner prescribed by your bank, broker or nominee. Your broker or nominee has enclosed or provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares. In most instances, you will be able to do this on the Internet, by telephone or by mail as indicated above.

How can I attend and vote my shares during the virtual Annual Meeting?

The procedures for attending and voting during the Annual Meeting are designed to verify your identity and allow you to vote. You should retain the attachment to the proxy card enclosed with this Proxy Statement on which your unique control number appears. You will need to write this control number on your ballot to verify your identity. Note that if your shares are held in “street name,” you should contact your bank or broker to obtain your control number or otherwise vote through your bank or broker. If you lose your control number, you may join the Annual Meeting as a “Guest,” but you will be in listen-only mode and will not be able to vote, ask questions or access the list of stockholders as of the Record Date.

    To vote during the meeting, visit www.virtualshareholdermeeting.com/ICUI2023 and vote electronically. Electronically submitted ballots must be received before the polls are closed during the Annual Meeting to be counted. We anticipate that the polls will be open from approximately 9:05 to 9:20 A.M. PDT on May 17, 2023.

    Even if you currently plan to electronically attend the virtual Annual Meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the Annual Meeting. If you vote by proxy and then decide to attend the virtual Annual Meeting, you will be able to vote electronically during the Annual Meeting if you wish to change your vote.

How can I ask questions at the 2023 Annual Meeting?

The 2023 Annual Meeting will include a question and answer session, during which we will answer questions submitted in accordance with the meeting rules posted on the meeting website (www.virtualshareholdermeeting.com/ICUI2023) and that are relevant to the proposals to be voted on. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “How can I attend and vote my shares during the virtual Annual Meeting?” will be permitted to submit questions during the Annual Meeting. Stockholders will have an opportunity to submit written questions via the Internet at any time during the meeting by following the instructions that will be available on the meeting website. Stockholders may also submit written questions in advance of the Annual Meeting at proxyvote.com before 11.59 P.M Eastern Time on May 16, 2023. In both cases, stockholders must have available their control number.

As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer appropriate questions submitted during the meeting and that relate to the matters to be voted on. We intend to reserve up to 10 minutes before the closing of the polls to address questions submitted. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “How can I attend and vote my shares at the virtual Annual Meeting?” will be able to submit questions during the Annual Meeting. Additionally, our Annual Meeting will follow “Rules of Conduct,” which will be available on our Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”). Under these Rules of Conduct, a stockholder may ask up to two questions, and we will not address questions that are, among other things:

•irrelevant to the business of the Company or to the business of the Annual Meeting;
•related to information beyond that which is contained in our prior public disclosures;
•related to material non-public information of the Company;
•related to personal grievances;
•derogatory references to individuals or that are otherwise in bad taste;

•substantially repetitious of statements already made by another stockholder;
•in furtherance of the stockholder’s personal or business interests; or
•out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chair of the Annual Meeting or the Corporate Secretary in their reasonable judgment.

Why didn’t I receive a printed copy of the proxy materials?

As permitted by the SEC rules, we have elected to provide access to our proxy materials and 2022 Annual Report online instead of sending all stockholders a full set of printed proxy materials. Stockholders will not receive paper copies of the proxy materials unless they request them. We believe that electronic delivery provides you with prompt access to our proxy materials, lowers our costs of printing and delivering proxy materials, and minimizes the environmental impact of printing paper copies. You should have already received the Notice of Internet Availability of Proxy Materials containing instructions on how to access the proxy materials and vote. If you would like to receive a printed copy of our proxy materials, see below.

How can I request a paper or e-mail copy of the proxy materials?

    You may receive a paper or e-mail copy of the proxy materials free of charge by requesting a copy prior to May 3, 2023, to facilitate timely delivery, through one of the following:

•By Internet:    www.proxyvote.com
•By telephone:    1-800-579-1639
•By e-mail:    sendmaterial@proxyvote.com

Where can I find the voting results?

    We will announce the preliminary voting results at the virtual Annual Meeting. We also will report the final voting results on a Form 8-K, which we expect to file with the SEC within four business days after the virtual Annual Meeting has been held.

How will my proxy be voted?
    If you are a record holder and submit your proxy without instructions as to how it is to be voted, the proxy holders identified on the proxy will vote your shares as follows:

•FOR proposal 1, the election as directors of the nine director nominees named in this Proxy Statement;
•FOR proposal 2, the amendment to the Amended and Restated ICU Medical, Inc. 2011 Stock Incentive Plan.
•FOR proposal 3, the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2023;
•FOR proposal 4, the advisory vote to approve executive compensation paid to our named executive officers; and
•ONE YEAR for proposal 5, on the frequency of holding future advisory votes on our named executive officer compensation.
    If you indicate voting instructions when you submit your proxy, the proxy holders will follow your instructions in casting votes. If you hold your shares through a broker and do not instruct the broker on how to vote your shares, your shares will not be voted for proposal 1, proposal 2, proposal 4 or proposal 5, as applicable, and instead will be considered a “broker non-vote” as to each of those proposals. If you do not instruct the broker on how to vote your shares on proposal 2, the broker will be permitted to exercise its discretion to vote your uninstructed shares on proposal 2.

    The Board does not know of any matters that will come before the Annual Meeting other than those described in the Notice of Annual Meeting. If any other matters are properly presented for consideration at the Annual Meeting, then the proxy holders will have discretion to vote on such matters as they see fit. This includes, among other things, considering any motion to adjourn the Annual Meeting to another time and/or place, including for the purpose of soliciting additional proxies for or against a given proposal.

Your vote is important. Thank you for voting.
Voting Matters and Board Recommendations

    The Board is not aware of any matter that will be presented for a vote at the Annual Meeting other than those shown below.

    Broker Non-Votes. The term “broker non-votes” refers to shares held by a broker in “street name” that are present by proxy but are not voted pursuant to rules prohibiting brokers from voting on non-routine matters without instructions from the beneficial owner of the shares. Broker non-votes on non-routine matters are not counted as entitled to vote on a matter in determining the number of affirmative votes required for approval of the matter but are counted as present for quorum purposes. Of the proposals to be considered at the Annual Meeting, only the ratification of the appointment of the independent registered public accounting firm is considered to be a routine matter on which brokers may vote without instructions from beneficial owners. The election of directors, the approval of an amendment to the Amended and Restated ICU Medical, Inc. 2011 Stock Incentive Plan, the advisory vote to approve named executive officer compensation and the advisory vote to determine the frequency of future advisory votes to approve named executive officer compensation are considered non-routine matters on which brokers may not vote without instructions from the beneficial owners.

Votes Withheld and Abstentions. Under our Bylaws, a share present at the meeting but for which there is an abstention or as to which a stockholder gives no authority or direction as to a particular proposal (“votes withheld”), shall be counted as present for purpose of establishing a quorum but shall not be counted as a vote cast for or against the proposal.
    Assuming that a quorum is present, the votes required to approve the matters before the Annual Meeting are as follows:
•Proposal 1. Election of Directors: The election of directors will be decided by a plurality of the votes. The nine director nominees receiving the highest number of affirmative “for” votes will be elected. Votes withheld are not considered votes cast and will, therefore, not affect the outcome of this proposal. As brokers lack authority to exercise their discretion to vote uninstructed shares on this proposal, broker non-votes will have no effect on the outcome of the proposal. In an uncontested election of directors (one in which the only nominees are those nominated by the Board), any nominee who receives a greater number of votes "withheld" from his or her election than votes "for" his or her election shall, within 10 days following the certification of the stockholder vote, tender his or her written resignation to the Chairperson of the Board for consideration by the Nominating/Corporate Governance Committee of the Board ("the Nominating Committee"). The Nominating Committee shall consider such tendered resignation and within 60 days following the certification of the stockholder vote, shall make a recommendation to the Board concerning the acceptance or rejection of the resignation.

•Proposal 2. Approval of an amendment to the Amended and Restated ICU Medical, Inc. 2011 Stock Incentive Plan: Stockholder approval of this matter requires the affirmative vote of the holders of a majority of the votes cast on the matter affirmatively or negatively.

•Proposal 3. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm: Stockholder approval of this matter requires the affirmative vote of the holders of a majority of the votes cast on the matter affirmatively or negatively. . Abstentions are not counted as votes cast and will not affect the outcome of this proposal. As brokers have the authority to vote on this matter, broker non-votes are not expected for this proposal.

•Proposal 4. Advisory Vote to Approve our Named Executive Officer Compensation: Stockholder approval of this matter requires the affirmative vote of the holders of a majority of the votes cast on the matter affirmatively or negatively. Abstentions are not counted as votes cast and will not affect the outcome of this proposal. As brokers lack authority to exercise their discretion to vote uninstructed shares on this proposal, broker non-votes will also have no effect on the outcome of this proposal.

•Proposal 5. Advisory Vote to Determine the Frequency of Future Advisory Votes to Approve our Named Executive Officer Compensation: Stockholder approval of this matter requires the affirmative vote of the holders of a majority of the votes cast on the matter affirmatively or negatively. Abstentions are not counted as votes cast and will not affect the outcome of this proposal. As brokers lack authority to exercise their discretion to vote uninstructed shares on this proposal, broker non-votes will also have no effect on the outcome of this proposal.

Board Recommendations

    The Board recommends that you vote:

•FOR the election of the nine nominees for election to the Board to serve until the next annual meeting of stockholders or until their successors have been elected and qualified;

•FOR the amendment to the Amended and Restated ICU Medical, Inc. 2011 Stock Incentive Plan.

•FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2023; and

•FOR the approval, on an advisory basis, of our named executive officer compensation.

•ONE YEAR on the frequency of future advisory votes t approve our named executive officer compensation.
Virtual Annual Meeting Attendance

    As permitted by Delaware law, the Annual Meeting will be held entirely virtually at www.virtualshareholdermeeting.com/ICUI2023, on Wednesday, May 17, 2023 at 9:00 a.m., Pacific Daylight Time, and at any adjournments thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. There will be no physical location at which stockholders may attend the Annual Meeting, but stockholders may attend and participate in the meeting electronically. Stockholders who participate in the virtual Annual Meeting will be deemed to be present in person and will be able to vote during the Annual Meeting at the times that the polls are open. Stockholders who wish to attend the meeting should go to www.virtualshareholdermeeting.com/ICUI2023, at least 10 minutes before the beginning of the meeting to register their attendance and complete the verification procedures to confirm that they were stockholders of record as of March 21, 2023, the record date. Stockholders of record will need to provide the control number on the attachment to the enclosed proxy card to verify their identity.

    Beneficial owners whose stock is held for them in street name by their banks, brokers or other nominees may also attend the Annual Meeting by going to www.virtualshareholdermeeting.com/ICUI2023, at least 10 minutes before the beginning of the meeting to register their attendance and complete the verification procedures to confirm that they were a beneficial owner as of the record date. Beneficial owners will need to provide the name of the broker or other nominee that holds their shares to gain access to the virtual meeting. Such beneficial owners may only cause their shares to be voted by providing voting instructions to the persons who hold the beneficial owners’ shares for them.

Revoking or Changing Your Vote

    A stockholder giving a proxy may revoke its vote at any time before it is voted at the Annual Meeting by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if the person executing the proxy is present at the Annual Meeting electronically and elects to vote electronically during the meeting. Subject to such revocation or suspension, all shares represented by each properly executed proxy or electronic vote received by the Company will be voted in accordance with the instructions indicated thereon, and if instructions are not indicated, will be voted in favor of (i) the election of the director nominees named in or otherwise nominated as set forth in this proxy statement, (ii) the approval of an amendment to the Amended and Restated ICU Medical, Inc. 2011 Stock Incentive Plan; (iii) the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ended December 31, 2023, (iv) the approval, on an advisory basis, of our named executive officer compensation, (v) “one year” on the frequency of future advisory votes to approve our named executive officer compensation and (vi) in the discretion of the proxy holders on any other business that properly comes before the meeting. Currently, no matter is expected to be considered at the Annual Meeting other than the proposals set forth in the accompanying Notice of Annual Meeting of Stockholders. However, if any other matters are properly brought before the Annual Meeting for action, it is intended that the shares of our Common Stock represented by proxies will be voted by the persons named as proxies on the proxy card in accordance with their discretion on such matters.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
    The following table sets forth information as to shares of Common Stock owned as of March 21, 2023, by (a) each current director and each nominee for director, (b) each named executive officer for fiscal year ended December 31, 2022 and (c) all current directors and executive officers of ICU as a group. Unless otherwise indicated in the footnotes following the table, and subject to community property laws where applicable, the Company believes that the persons as to whom the information is given have sole voting and investment power over the shares listed as beneficially owned. The business address of the Company’s directors and officers, the George A. Lopez, M.D. Second Family Limited Partnership and the Lopez Family Trust is 951 Calle Amanecer, San Clemente, California 92673.
Stock Ownership of Executive Officer and Directors:

		Shares of Common Stock Owned	Shares Acquirable	Total Shares Beneficially Owned	Percent of Outstanding Shares (1)
	George A. Lopez, M.D.	1,250,063	—	1,250,063	5.2%	(2)
	David C. Greenberg	4,104	14,007	18,111	*	(3)
	Elisha W. Finney	1,190	9,954	11,144	*
	David F. Hoffmeister	1,594	6,904	8,498	*
	Donald M. Abbey	1,594	6,904	8,498	*
	Laurie Hernandez	452	2,810	3,262	*
	Kolleen T. Kennedy	129	2,135	2,264	*
	William Seeger	—	—	—	—
	Vivek Jain	83,762	333,739	417,501	1.7%	(4)
	Brian M. Bonnell	12,415	—	12,415	*
	Christian B. Voigtlander	20,453	66,667	87,120	*
	Dan Woolson	11,606	—	11,606	*
	Virginia Sanzone	5,386	—	5,386	*
	All directors and executive officers as a group (12 persons)	1,392,748	443,120	1,835,868	7.5%
____________________________
* Represents less than 1% of our outstanding Common Stock

(1)
The beneficial ownership percentage of each stockholder is calculated based on the number of shares of Common Stock outstanding as of March 21, 2023. Shares of our Common Stock that a person has the right to acquire within 60 days of March 21, 2023 (whether under RSUs that vest during that period or under options currently exercisable or that are exercisable during that period) are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group.

(2)
Includes 886,843 shares owned by the George A. Lopez, M.D. Second Family Limited Partnership (the “Partnership”), representing 3.7% of the total shares of Common Stock outstanding as of March 21, 2023. Dr. Lopez is the general partner of the Partnership and holds a 1% general partnership interest in the Partnership. As the general partner, he has the power to vote and power to dispose of the 886,843 shares owned by the Partnership and may be deemed to be a beneficial owner of such shares. Trusts for the benefit of Dr. Lopez’s children, the Christopher George Lopez Children’s Trust and the Nicholas George Lopez Children’s Trust (collectively, the “Trusts”), own a 99% limited partnership interest in the Partnership. Dr. Lopez is not a trustee of and has no pecuniary interest in the assets of the Partnership held by his children’s Trusts. Except to the extent of the undivided 1% general partnership interest in the assets of the Partnership, Dr. Lopez disclaims any beneficial ownership of the shares owned by the Partnership.

Includes 4,002 shares owned by the Lopez Family Trust. Dr. Lopez is a trustee and beneficiary of the Lopez Family Trust. Includes shares held by Dr. Lopez as Trustee of the Lopez Charitable Remainder Trust #1 for the benefit of Dr. Lopez.

(3)	Includes 500 shares held by David C. Greenberg, TTEE David C. Greenberg, Declaration of Trust.
(4)	Includes 126,000 shares held by Vivek Jain Descendant's Trust.

5% or More Beneficial Ownership

    As of March 21, 2023, the only persons known by ICU to own beneficially, or to be deemed to own beneficially, 5% or more of ICU Common Stock were as follows:

	Name and Address of Beneficial Owner	Shares of Common Stock Owned	Percent of Outstanding Shares
	Janus Henderson Group	2,557,226	10.6%	(1)(2)
	201 Bishopsgate EC2M 3AE, United Kingdom

	Smiths Group plc	2,500,000	10.4%	(1)(3)
	4th Floor, 11-12 St Jame's Square, London, England SW1Y 4LB

	T. Rowe Price Associates, Inc.	2,423,228	10.1%	(1)(4)
	100 E. Pratt Street, Baltimore, MD 21202

	Wellington Management Group LLP	2,366,386	9.8%	(1)(5)
	280 Congress Street, Boston, MA 02210

	The Vanguard Group, Inc.	2,104,172	8.7%	(1)(6)
	100 Vanguard Blvd, Malvern, PA 19355

	BlackRock Inc.	1,787,807	7.4%	(1)(7)
	55 East 52nd Street, New York, NY 10055

____________________________
(1)
Information included solely in reliance on information included in statements filed with the Securities and Exchange Commission (“SEC”) pursuant to Section 13(d) or Section 13(g) of the Securities Act of 1934, as amended, by the indicated holder.

(2)	Based on Janus Henderson Group stated in its Schedule 13G/A filing with the SEC on February 10, 2023, Janus Henderson Group plc has shared voting and shared dispositive power over that, of the 2,557,226 shares, and beneficially owned, it has shared voting power with respect to all 2,557,226 shares, and shared dispositive power with respect to all 2,557,226 shares. Janus Henderson Enterprise Fund has shared voting and shared dispositive power over 1,241,382 shares. The address for Janus Henderson Group plc is 201 Bishopsgate, EC2M 3AE, United Kingdom and the address for Janus Henderson Enterprise Fund is 151 Detroit Street, Denver, Colorado 80206.
(3)	Based on a Schedule 13D filing with the SEC on January 12, 2022, each of Smiths Group plc and Smiths Group International Holdings Limited has shared voting power with respect to all 2,500,000 shares, and shared dispositive power with respect to all 2,500,000 shares. The address of each of the foregoing named beneficial holders is 4th Floor, 11-12 St James’s Square, London, England, SW1Y 4LB.
(4)	Based on a Schedule 13G/A filing with the SEC on February 14, 2023, T. Rowe Price Investment Management, Inc. has sole voting power with respect to 910,910 shares and sole dispositive power with respect to all 2,423,228 shares. The address for T. Rowe Price Investment Management, Inc. is 101 E. Pratt Street, Baltimore, MD 21201.
(5)	Based on a Schedule 13G filing with the SEC on February 6, 2023, each of Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP has shared voting power with respect to 1,921,019 shares and shared dispositive power with respect to all 2,366,386 shares. The address of each of the foregoing named beneficial holders is 280 Congress Street, Boston, MA 02210.
(6)	Based on a The Vanguard Group, Inc. stated in its Schedule 13G/A filing with the SEC on February 19, 2023, The Vanguard Group that, of the 2,104,172 shares beneficially owned, it has shared voting power with respect to 7,153 shares, sole dispositive power with respect to 2,076,188 shares and shared dispositive power with respect to 27,984 shares. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
(7)	Based on a BlackRock, Inc. stated in its Schedule 13G/A filing with the SEC on January 31, 2023, BlackRock, Inc. that, of the 1,787,807 shares beneficially owned, it has sole voting power with respect to 1,733,318 shares and sole dispositive power with respect to all 1,787,807 shares. The address for BlackRock, Inc.is 55 East 52nd Street, New York, NY 10055.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Information about our Executive Officers

The following table lists the names, ages, certain positions and offices held by our executive officers as of March 21, 2023:

	Age	Office Held
Vivek Jain	51	Chairman of the Board and Chief Executive Officer
Brian Bonnell	49	Chief Financial Officer and Treasurer
Christian B. Voigtlander	55	Chief Operating Officer
Daniel Woolson	46	Corporate Vice President, General Manager - Infusion Systems
Virginia Sanzone	48	Corporate Vice President, General Counsel

    Mr. Jain joined the Company in February 2014 as Chairman of the Board and Chief Executive Officer. Mr. Jain served as CareFusion Corporation's (“CareFusion”) President of Procedural Solutions from 2011 to February 2014. Mr. Jain served as President, Medical Technologies and Services of CareFusion from 2009 until 2011. Mr. Jain served as the Executive Vice-President-Strategy and Corporate Development of Cardinal Health from 2007 until 2009. Mr. Jain served as Senior Vice President, Business Development and M&A for the Philips Medical Systems business of Koninklijke Philips Electronics N.V., an electronics company from 2006 to August 2007. Mr. Jain served as an investment banker at J.P. Morgan Securities, Inc., an investment banking firm, from 1994 to 2006. Mr. Jain's last position with J.P. Morgan was as Co-Head of Global Healthcare Investment Banking from 2002 to 2006.

    Mr. Voigtlander has served as our Chief Operating Officer since January 2018. From February 2017 to January 2018, Mr. Voigtlander served as the Company’s Corporate Vice President, Business Development and General Manager, Infusion Solutions. From June 2015 to February 2017, Mr. Voigtlander served as the Company’s Vice President, Business Development. Prior to May 2015, Mr. Voigtlander held various roles at CareFusion and last served as Senior Vice President, Business Development and Strategy.

Mr. Bonnell has served as our Chief Financial Officer and Treasurer since March 3, 2020. From May 2018 until March 2020, Mr. Bonnell served as the Company’s Corporate Vice President, Finance. Prior to joining the Company, Mr. Bonnell served as Treasurer and Head of Financial Planning and Analysis at Alere Inc. from May 2015 until December 2017. Prior to May 2015, Mr. Bonnell held various roles at CareFusion Corporation in Finance and last served as Senior Vice President, Tax and Treasurer.

Mr. Woolson has served as our Corporate Vice President, General Manager - Infusion Systems since January 2017. Mr. Woolson served as President, Respiratory Solutions for Becton Dickinson from March 2015 to November 2016. Prior to March 2015, Mr. Woolson held various roles at CareFusion and last served as Vice President/General Manager, Specialty Disposables.

    Ms. Sanzone has served as our Corporate Vice President, General Counsel and Secretary since January 2018.  Ms. Sanzone served as the Company’s Vice President, General Counsel from August of 2015 to January 2018. Prior to August of 2015, Ms. Sanzone held various roles at CareFusion and last served as Senior Vice President, Associate General Counsel - Business Segments & Americas.

Our officers hold office until the first meeting of the Board of Directors after the annual meeting of stockholders succeeding his or her election, and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis describes important information regarding the executive compensation program at ICU Medical, Inc. It describes our compensation philosophy, objectives regarding the compensation of our named executive officers, our policies and practices, and determinations related to executive compensation specific to 2022. For 2022, the term “named executive officers” represents the five executive officers in the compensation tables below:

Vivek Jain	Chief Executive Officer (“CEO”) and Chairman of the Board
Brian Bonnell	Chief Financial Officer (“CFO”) and Treasurer
Christian Voigtlander	Chief Operating Officer (“COO”)
Daniel Woolson	Corporate Vice President, General Manager - Infusion Systems
Virginia Sanzone	Corporate Vice President, General Counsel

Executive Summary

    Our executive compensation program is designed to provide a total compensation package intended to attract and retain high-caliber executive officers and employees, and also to incentivize employee contributions that are consistent with our corporate objectives and stockholder interests. Our Compensation Committee, comprised solely of independent directors, believes it is important to provide a competitive total compensation package and share our success with our named executive officers, as well as our other employees, when our objectives are met. The following is a summary of the aspects of our executive compensation program discussed further in this section.

•Pay for Performance. Our compensation program is designed to reward our executive officers and employees when the Company performs or to deliver below target compensation when the Company and/or individuals underperform.
•Mix of compensation components and incentives. We target a balanced mix of cash and equity compensation; and we focus more on variable and performance-based incentives (such as bonus and equity compensation) and less on fixed compensation (such as base salary). In 2022 base salaries were increased in connection with the Smiths Medical 2020 Limited acquisition and its impact to the size and scope of the combined Company going forward, as described further below; prior to these increases no named executive officer has had a base salary increase since 2014 (or if later, since such executive assumed his or her current role) even though the Company had other significant changes to its business model, such as the 2017 acquisition of Hospira Infusion Systems, Inc. We believe we are the only company in our comparison group that has had flat salaries over this time period. Despite the 2022 base salary increases, our base salaries remain below the median of our peer group and accordingly performance-based incentive compensation is important for the retention of our named executive officers. The named executive officers did not receive a base salary increase in 2023.
•Performance-based equity. A significant portion of our equity compensation awarded to our executive officers is earned based 100% on financial and individual performance factors rather than solely time-based vesting.

2022 Business Highlights

(in millions, except per share and stock price amounts)
	2022	2021	Change
Revenue	$2,280.0	$1,316.3	73.2%
Net (Loss) Income	$(74.3)	$103.1	(172.1)%
Adjusted EBITDA(1)	$358.7	$260.7	37.6%
Diluted (loss) earnings per share (EPS)	$(3.11)	$4.74	(165.6)%
Adjusted Diluted EPS(2)	$6.51	$7.39	(11.9)%
Operating cash flow	$(62.1)	$267.5	(123.2)%
Closing Stock Price at Fiscal Year-end	$157.48	$237.34	(33.6)%
___________________________
(1) Adjusted EBITDA adjusts from net income certain items as described in Annex A to this proxy statement. Our reconciliation of net (loss) income to Adjusted EBITDA is contained on Annex A to this proxy statement.

(2) Adjusted Diluted EPS represents diluted earnings per share adjusted for certain items as described in Annex A to this proxy statement. Our reconciliation of diluted earnings per share to Adjusted Diluted EPS in Annex A to this proxy statement.

Completion of Acquisition of Smiths Medical 2020 Limited

On January 6, 2022, we completed our acquisition of Smiths Medical 2020 Limited. The Smiths acquisition complements and significantly expands our existing product portfolio to include syringe and ambulatory infusion devices, vascular access, and vital care products, and strengthens and expands our global market reach. In February 2022, the

Compensation Committee considered this transaction, along with a review of data provided by Compensia, our independent compensation consultant, to determine whether to increase the 2022 annual salaries of the named executive officers. The Compensation Committee determined that salary increases were warranted based on the significant change in size and scope of the Company going forward and to better align the base salaries with those of our peer group reviewed during the determination of the 2022 compensation program.

Executive Compensation Program Highlights

Pay for Performance

    “Pay for performance” is the underlying tenet of our compensation philosophy. Consistent with this focus, our 2022 executive compensation program includes annual performance-based cash bonuses and long-term incentive compensation, primarily in the form of restricted stock unit (“RSU”) awards, that vest based on continued service or achievement of applicable performance goals. We overemphasize long-term equity opportunities relative to short-term cash opportunities in order to motivate our executives to focus on long-term value creation and accordingly have under-weighted both base salary and annual target bonus relative to equity-based compensation as components of our annual total target compensation. Additionally, our executive compensation program is designed so that a significant portion of compensation is “at risk” based on Company performance, including short-term cash and long-term equity incentives, which also align the interests of our executive officers and stockholders.

    For 2022, on average, approximately 86% of our named executive officers’ target total direct compensation consisted of “variable” pay (assuming the payout at “target” performance of annual cash bonuses and performance RSU awards) and included the following elements:

•Performance-based cash. Our named executive officers participate in an annual cash incentive program which provides for payouts ranging from 0% to 150% of target incentive opportunity based upon achievement of pre-established financial measures, and the Compensation Committee reserves discretion to adjust bonuses up or down based on each named executive's individual performance against pre-set individual performance goals in determining actual bonus payouts.

•Multi-year Performance-based RSU awards. The performance-based RSU (“PRSU”) awards granted to our CEO, COO and CFO and other named executive officers are earned only upon achievement of performance goals over a multi-year performance period which, for awards granted in 2022, is based on the achievement of actual net synergy savings related to the Smiths Medical transaction over a two-year performance period. Our PRSU awards recognize contributions to long-term success, align our executive officers' compensation with Company performance and allow us to retain key employees through long-term vesting and potential wealth creation.

•Time-based RSU awards. The time-based RSUs awarded to our CEO, COO and CFO and other named executive officers balance pay-for-performance and retention objectives. Realized value will vary based on stock price performance. Retention is achieved via a three-year vesting period. These vesting periods reinforce the executives' focus on long-term stockholder value.

The following chart shows the mix between “fixed” and “variable” pay for our CEO and other named executive officers in 2022 (on average). Fixed pay included base salaries and other benefits. RSUs are included in variable pay below because the value varies with stock performance.

Strong Governance and Other Compensation Practices

We endeavor to maintain sound governance standards consistent with our executive compensation policies and practices. Our compensation philosophy and related corporate governance policies and practices are complemented by the following specific compensation practices that are designed to align our executive compensation program with long-term stockholder interests:

•Meaningful Stock Ownership Guidelines. We maintain guidelines for the minimum ownership of shares of our Common Stock by our executive officers and the non-employee members of our Board, including a 5x base salary requirement for our CEO and 1x base salary requirement for our other executive officers.

•Limited Perquisites. We provide only limited perquisites or other personal benefits to our executive officers, such as a 401(k) plan matching contribution and Company-paid annual physicals.

•No Tax Reimbursements. We do not provide any tax reimbursement payments on any perquisites or other personal benefits or on any severance or change-in-control payments or benefits.

•Hedging and Pledging Prohibited. We prohibit our executive officers and the non-employee members of our Board from hedging or pledging our securities.

•No Defined Benefit Pension or Deferred Compensation Plans. We do not currently offer, nor do we have plans to provide, pension arrangements or nonqualified deferred compensation plans or arrangements to our executive officers. At this time, we maintain a defined contribution plan that is intended to satisfy the requirements of Sections 401(a) and 401(k) of the Internal Revenue Code (the “Code”), which is available to our executive officers on the same basis as our other full-time, salaried U.S. employees.

2022 Say-on-Pay Vote

    We provide our stockholders with the opportunity to vote annually on the advisory approval of the compensation of our named executive officers (a “say-on-pay proposal”). Each year, the Compensation Committee considers the say-on-pay vote results from the prior Annual Meeting of Stockholders in its evaluation of the compensation program for our named executive officers. At our 2022 Annual Meeting of Stockholders, approximately 99% of the votes cast were voted in favor of our say-on-pay proposal, which we believe affirms our stockholders’ support of our executive compensation program. Assuming our stockholders again approve “one year” in our proposal to determine the frequency of future advisory votes to approve named executive officer compensation at this year’s Annual Meeting, then following the say-on-pay vote to be conducted at this Annual Meeting, we expect our next say-on-pay vote will be conducted at our annual meeting in 2024.

During 2022, our management team met with the majority of our top 20 stockholders who collectively own over 85% of the outstanding shares of the Company, along with a number of other stockholders and potential stockholders. Engagement with our stockholders is important and during such engagement we have discussed numerous relevant topics at the forefront of companies today. These discussions covered topics such as financial performance, executive compensation, and the long-term strategy of the Company. We listened carefully to the views of the stockholders, and continue to believe that our compensation program for our named executive officers is aligned with the expectations of the stockholders and investors.

How We Determine Executive Compensation

Compensation Philosophy and Objectives

Our executive compensation program is designed to align our named executive officers’ interests with those of our stockholders by establishing a direct and meaningful link between our business financial results and their compensation. In determining total compensation of our named executive officers, the Compensation Committee has worked with its compensation consultant, as described in greater detail below in “Engagement of Compensation Consultant,” to implement compensation policies based on the following factors:

•the overall business and financial performance of the Company;
•the individual’s performance, experience and skills;
•the terms of employment agreements or other arrangements with the individual;
•competitive market data for similar positions based on the Company’s compensation peer group with a focus on performance-based incentive compensation instead of fixed base salaries; and
•results from the prior year’s stockholder advisory vote on the compensation of our named executive officers.

The main objectives of our executive compensation program are to:

•provide competitive total pay opportunities that help attract, incentivize and retain leadership and key talent while focusing on performance-based incentive cash and equity-based compensation;
•establish a direct and meaningful link between business financial results, individual/team performance and rewards;
•provide strong incentives to promote the profitability and growth of the Company, create long-term stockholder value and incentivize superior performance; and
•encourage the continued attention and dedication of our executives and provide reasonable individual security to enable our executives to focus on our best interests.

    In making compensation decisions, the Compensation Committee believes that a critical factor in ensuring the Company’s ability to attract, retain and motivate its executive officers is ensuring that their compensation is competitive with companies that it considers to be competitors. In determining the appropriate level and form of compensation, the Compensation Committee periodically reviews market data relating to the cash and equity compensation of similarly-sized medical device and life sciences companies that is provided by its compensation consultant, as described in greater detail below in “Engagement of Compensation Consultant.”

Engagement of Compensation Consultant

The Compensation Committee conducts an annual review and approval of our compensation strategy, including the review and approval of our compensation peer group. Since 2007, our Compensation Committee has engaged Compensia, a national compensation consulting firm, to assist in reviewing and making appropriate changes to our executive compensation guiding principles, to review and update our compensation peer group when appropriate, to evaluate the competitiveness of our executive officers' compensation, and to assist it in the course of its deliberations concerning executive compensation decisions. Compensia serves at the discretion of the Compensation Committee.

For 2022, Compensia provided certain market data to our Compensation Committee which was used as a reference for setting our executive compensation levels and included the following updated peer companies

CONMED	Integer Holdings	Sotera Health Company
The Cooper Companies	Integra LifeSciences Holdings	STERIS plc
DENTSPLY SIRONA	Masimo	Teleflex
Envista Holdings	Nuvasive
Hologic	Patterson Companies

Based on the peer analysis performed by Compensia in 2022 for the purpose of selecting our 2022 peer group, Globus Medical, Haemonetics, LivaNova, Merit Medical Systems, ResMed and West Pharmaceutical were removed, and The Cooper Companies, DENTSPLY SIRONA, Envista Holdings, Hologic, Integer Holdings, Patterson Companies and Sotera Health Company were added. In general, the removed peer companies no longer fit the selection criteria, as described further below, while the additions reflect companies with financial and industry characteristics more similar to our company after the Smiths Medical acquisition.

This compensation peer group was used by the Compensation Committee during 2022 as a reference for understanding the competitive market for executive positions in our industry sector. The market data used for the Compensation Committee’s comparative analysis was drawn from publicly-available sources for the companies in the compensation peer group. The peer group consists of companies in the publicly-held health care equipment and supply sectors that generally met the following characteristics: positive revenue growth, annual revenues of approximately 0.5-3.0 times our revenues and aggregate market values of approximately 0.5-4.0 times our aggregate market value. We believe these characteristics are relevant because their similarity captures the similarity in the labor market for executives.

Elements of Compensation

In setting compensation levels for our executive officers, the Compensation Committee considers each element of compensation separately as well as the aggregate value of all elements of compensation for each individual. Amounts realized or realizable from awards under prior bonus or incentive plans, including stock options, do not significantly influence the pay setting process of current compensation levels. The significant compensation components are base salary, annual cash bonuses and equity awards; we also provide severance and change in control payments and benefits. Further, our focus on performance-based incentive cash and equity-based compensation is critical to the retention to our named executive officers, as the Company’s compensation philosophy has kept base salaries lower than the median of our peers and our named executive officers' compensation opportunity has come from performance-based incentive compensation. This underlying philosophy aligns the compensation of our executive officers with long-term shareholder value.

    While the Compensation Committee does not use specific target percentiles to justify compensation decisions, it does consider competitive market data in the course of its deliberations. The Compensation Committee believes that such information is useful in at least two respects. First, the Compensation Committee recognizes that our compensation levels must be competitive to attract, motivate, and retain superior executive talent. Second, the Compensation Committee believes that developing a general understanding of the compensation provided to the executives at our peer companies is useful in assessing the reasonableness and appropriateness of individual executive compensation elements.

    Accordingly, the Compensation Committee considers an analysis of the compensation practices of the companies in the compensation peer group, as well as evolving market practices, to ensure that it remains informed of current practices when making compensation decisions. This information is one of several factors, including the factors that are described above in the “Compensation Philosophy and Objectives” section, that the Compensation Committee considers in making its decisions with respect to the compensation of our executive officers.

Base Salaries

    The Compensation Committee initially established the base salaries with our named executive officers as the result of an arms-length negotiation with each individual.

    On January 6, 2022, mentioned above, in connection with the Smiths acquisition, and based on a review of certain market data provided by Compensia, in February 2022 the Compensation Committee approved an increase to the 2022 annual salaries of the named executive officers, which were effective as of March 2022, in order to reflect the significant change in size and scope of the Company post-acquisition, and to better align the base salaries with those of our updated peer group. Prior to these 2022 base salary increases salaries had not changed since 2014 (or, if later, since such executive assumed his or her current role) holding to the Company's de-emphasis of base salaries as a component of compensation. In determining the base salary increases of our named executive officers in 2022 the Compensation Committee considered the market for similar positions based on an updated compensation peer group and took into account individual performance along with long-term performance-based incentives provided to these named executive officers. our named executive officers are not expected to receive base salary increases in 2023. The following table presents each named executive officer's annual base salary for 2022, as increased effective March 2022, and 2021:

Name	Position	2022 Annual Base Salary*	2021 Annual Base Salary
Vivek Jain	Chief Executive Officer/ Chairman of the Board	$775,000	$650,000
Brian Bonnell	Chief Financial Officer and Treasurer	$475,000	$395,000
Christian Voigtlander	Chief Operating Officer	$500,000	$420,000
Daniel Woolson	Corporate Vice President, General Manager - Infusion Systems	$375,000	$300,000
Virginia Sanzone	Corporate Vice President, General Counsel	$430,000	$300,000
______________________________
*Effective as of March 1, 2022.

Annual Cash Incentives

Overview

    Pursuant to the terms of our Management Incentive Plan (“MIP”), the Compensation Committee sets target bonus opportunities and selects financial measures and related target levels for each year. Cash bonuses under the MIP are based on corporate and individual performance measures for the applicable year and, at the discretion of the Compensation Committee, may be further adjusted.

    The following table presents the 2022 target bonus opportunities and the eligible MIP range (threshold and maximum) for each named executive officer, which were unchanged from 2021.

Name	Threshold Bonus (% of Target Bonus)	Target Bonus (% of 2022 Base Salary)	Stretch Bonus (% of Target Bonus)
Vivek Jain	50%	100%	150%
Brian Bonnell	50%	60%	150%
Christian Voigtlander	50%	60%	150%
Daniel Woolson	50%	60%	150%
Virginia Sanzone	50%	60%	150%

For 2022, payout under the MIP for our named executive officers and all other employees who participate in the MIP was based on the Company’s achievement of pre-established Adjusted EBITDA goals. The Compensation Committee determined to use Adjusted EBITDA as a short-term performance measure under our 2022 MIP because it believes Adjusted EBITDA is a positive indicator of our operating results and increased stockholder value and aligns the executive officer's compensation with a key financial target. For purposes of the 2022 MIP, “Adjusted EBITDA” means net income adjusted for net interest, stock compensation expense, depreciation expense, intangible asset amortization expense, restructuring, strategic transaction and integration expense, adjustment to reverse the cost recognition related to the purchase accounting write-up of inventory to fair market value, change in fair value of contingent earn-out, quality system and product-related remediation charges, gain on disposition of assets and income tax expense, as further described in Annex A to this proxy statement. However, each payout under the MIP may be further adjusted at the discretion of the Compensation Committee based on individual performance factors which the Compensation Committee believed was important since MIP payouts are determined by a single metric.

Plan Funding Percentages

    Based on a review of the combined company, with consideration of the acquisition of Smiths Medical, in February 2022, the Compensation Committee set the following Adjusted EBITDA performance goals under the 2022 MIP:

	Threshold Goal	Target Goal	Stretch Goal
Adjusted EBITDA Performance for Executive Plan (in millions)	$430	$460	$490
MIP % Payout	50%	100%	150%

Performance Against the Plan Targets

Based on the Company's actual Adjusted EBITDA performance of $358.7 million for 2022, which did not meet the minimum threshold target, the cash incentive payouts under the 2022 MIP were not earned. However, based on a review of each named executive officer's individual performance and contributions to the Company for 2022 with consideration given for work performed in 2022 the Compensation Committee determined that all of the named executive officers earned cash incentive payouts at up to 75% of target, except for the CEO whose payout was 50% of target. Specifically, the Compensation Committee considered the NEOs contribution toward the integration of the Smiths Medical acquisition and the extensive demands on this team during the year. The integration of Smiths Medical has been demanding across the Company and this team from improving the customer experience for legacy Smiths Medical customers, meeting the needs of the various regulatory bodies and doubling the employee population. Further, this team has led the Company in achieving (i) significant progress during 2022 relating to the supply chain and quality in the Smiths Medical legacy business and (ii) better than expected synergy capture during 2022.

The following table presents the possible threshold, target and stretch bonus payouts for the 2022 MIP, as well as the actual amounts paid under the MIP for each named executive officer for 2022. For clarity, the actual bonus approved by the Compensation Committee for the NEOs other than the CEO was 75% of target; however, each NEO only received 50% of target, with a commitment by the Company to pay an additional 25% of target when the Company reaches a specific cash position.

Name	Salary	Potential Threshold Bonus	Potential Target Bonus	Potential Maximum Bonus	Actual Bonus Paid	Actual Bonus Paid % of Target Bonus
Vivek Jain	$775,000	$387,500	$775,000	$1,162,500	$387,500	50%
Brian Bonnell	$475,000	$142,500	$285,000	$427,500	$142,500	50%
Christian Voigtlander	$500,000	$150,000	$300,000	$450,000	$150,000	50%
Daniel Woolson	$375,000	$112,500	$225,000	$337,500	$112,500	50%
Virginia Sanzone	$430,000	$129,000	$258,000	$387,000	$129,000	50%

Equity Awards

    We grant equity awards to our executive officers to align their interests with the interests of our stockholders and to help achieve our retention objectives. The use of equity awards further promotes our efforts to encourage the profitability and growth of the Company through the establishment of strong incentives to maintain our stock performance.

2022 Equity Awards

    In 2022, the Compensation Committee continued to grant PRSUs in lieu of granting stock options to our named executive officers. This decision was based, in part, on the Compensation Committee's continued belief that PRSUs drive performance on specific financial metrics that will translate into long-term stockholder value creation. In 2022, for our named executive officers we believe a combination of performance and time-based RSUs effectively balance pay-for-performance and retention objectives.

The following table presents the equity award grants to our named executive officers for 2022:

Name	Time-Based RSUs (#)	Time-Based RSUs ($)(1)	PRSUs (#)(2)	PRSUs ($)(1)
Vivek Jain	9,564	2,250,154	9,653	2,249,921
Brian Bonnell	6,436	1,500,103	6,436	1,500,103
Christian Voigtlander	6,436	1,500,103	6,436	1,500,103
Daniel Woolson	2,897	675,233	2,896	675,000
Virginia Sanzone	3,218	750,051	3,218	750,051
____________________________
(1) Reflects the grant-date fair value of the time-based RSUs and PRSUs (at target).
(2) Number of units shown represents the total award to be earned (at target) at the end of a two-year performance period.
    Consistent with our overall pay philosophy, our Compensation Committee determined the size of the 2022 equity awards so that the target total direct compensation of the named executive officers fell in the competitive market range, as appropriate, after considering factors such as Company and individual performance, experience, longevity with the Company, internal pay parity considerations and unique requirements of the position.

    The RSU and PRSU awards granted to the named executive officers in 2022 were subject to the following provisions:

The PRSUs have a two-year performance period commencing January 1, 2022 and ending on December 31, 2023. Between 0% and 200% of the target PRSUs will be eligible to vest based upon the achievement of a net synergy savings target achieved by the Company with respect to integrating the Smiths Medical acquisition over the performance period. The performance targets shall be included when the performance is actually determined after the close of the performance period given the sensitive nature of the information for the Company.

These performance targets were selected as long-term performance measures as they align future payout under the long-term plan with integration efforts, which if successful will result in an increase in overall earnings of the Company. Shares of our Common Stock subject to the PRSUs that are earned will vest in full on March 7, 2024, subject to the executive officer’s continued service as of that date. Any unearned PRSUs as of March 7, 2024 shall be forfeited automatically on such date.

The time-based RSUs granted to our named executive officers vest in equal annual increments over a three-year period from the date of grant, subject to continued service through each vesting date.

We do not pay or accrue dividend equivalents on any RSU or PRSU awards.

Vesting of Equity Awards Granted in Years Prior to 2022

In 2020 and 2021, the named executive officers, other than the CEO, COO, and current CFO, were granted PRSUs that vest as to one-third of the total number of PRSUs underlying the award on the first, second and third anniversaries of the applicable grant date, subject to the CEO and Compensation Committee's determination that pre-established individual performance goals have been met with respect to each applicable year and continued service through such vesting date. On February 10, 2023, the CEO and Compensation Committee determined that the 2022 individual performance goals had been met for all of the named executive officers, and therefore one-third of the total number of 2020 and 2021 PRSUs vested on the anniversary dates of the respective awards.

Our CEO, CFO and COO were granted PRSU awards during 2020 which would be earned, if at all, upon the achievement of minimum three-year cumulative adjusted revenue dollar target and two-year cumulative adjusted diluted EPS dollar target over a performance period ending December 31, 2022, which when reviewed against a predetermined vesting matrix, could result in the vesting of 50% to 300% of the target number of PRSUs, subject to continued service through the vesting date of March 6, 2023. "Adjusted revenue" means revenue excluding contract manufacturing revenue to Pfizer.

In 2021, based on the review of the original performance targets related to the 2020 PRSU awards granted to our CEO, COO and CFO the Compensation Committee determined that adjustments to the potential to earn between 0% and 250% of the target PRSUs subject to the award and the original performance targets were necessary as the original payout range and performance targets were set immediately before the onset of COVID-19 and the performance targets depended in part on 2020 financial results that were impacted by COVID-19. As previously disclosed, the 2020 PRSU was the only award modified during 2021. After modification of the 2020 PRSUs in 2021, it was determined that our CEO, CFO and COO will have the potential to earn between 50% and 300% of the target PRSUs, and the performance targets will be as set forth in the following table:

		3-Year Annual Adjusted Revenue Growth Rate (2019 Base Year)
		1%	2%	3%	4%	5%
2-Year Annual Adjusted Diluted EPS Growth Rate (2020 Base Year - Annual Operating Plan )	0%	0.5x	0.75x	1.0x	1.25x	1.5x
	3%	0.75x	1.0x	1.25x	1.5x	1.75x
	6%	1.0x	1.25x	1.5x	1.75x	2.25x
	9%	1.25x	1.5x	1.75x	2.25x	2.75x
	12%	1.5x	1.75x	2.25x	2.75x	3.0x

Based on the Company's actual three-year cumulative adjusted revenue dollar target growth rate and two-year cumulative adjusted diluted EPS dollar target growth rate for the relevant performance period ending on December 31, 2022 of over 5% and 3.7%, respectively, the 2020 PRSUs were earned at 1.88x target.

Severance and Change in Control Payments and Benefits

Severance and Change in Control Arrangements with our Named Executive Officers

We have entered into an amended and restated employment agreement with our CEO that provides for severance and change in control benefits, and maintain a Severance Plan, in which the remaining named executive officers participate. These arrangements provide for severance payment and benefits upon a qualifying termination of employment, both outside and in the change in control context, as described in greater detail below in “Potential Payments upon Termination or Change in Control.” We believe that these payments and benefits are essential for us to fulfill our objective of attracting and retaining key managerial talent.

Equity Plan

    In addition, under our Amended and Restated 2011 Stock Incentive Plan, equity awards granted to the named executive officers will accelerate and vest in full upon a change in control of the Company if the surviving entity does not assume or replace such outstanding awards with economically equivalent awards (as opposed to accelerating in full upon a “single-trigger” change in control). If PRSUs are assumed or replaced then they will be deemed earned in accordance with the award agreement and will remain outstanding and eligible to vest on the same vesting schedule, subject to the grantee’s continued service.

Health and Welfare Benefits; Perquisites

All of our full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans. The Company does not provide pension or other post-retirement benefits, other than matching contributions under the Company’s 401(k) retirement plan. The Company does not provide perquisites or other personal benefits to our executive officers.

Stock Ownership Guidelines

    We maintain established stock ownership guidelines for our CEO and the non-employee members of our Board discussed below in “Compensation of Directors.” Our CEO has up to five years from the time of appointment to acquire and retain shares of our Common Stock that equal or exceed five times his annual base salary. We also maintain stock ownership guidelines for our remaining executive officers. These executive officers have up to five years to acquire and retain shares of our Common Stock that equal the annual base salary of the executive officer. Shares beneficially owned by our CEO, our other executive officers, directly or indirectly, such as shares held by an immediate family member living in the same household or shares in a trust, and vested restricted shares and shares represented by vested RSUs, count toward meeting the stock ownership guidelines. All of our executive officers who have met the five year mark are in compliance with the stock ownership guidelines.

Anti-Pledging / Hedging Policies

All executive officers and non-employee members of our Board are prohibited from engaging in any speculative transactions in Company securities, including share pledging, engaging in short sales, engaging in transactions in put options, call options or other derivative securities, or engaging in any other forms of hedging transactions.

Tax and Accounting Considerations

Section 280G of the Code

    Section 280G of the Code disallows a tax deduction with respect to excess parachute payments to certain executives of companies that undergo a change in control. In addition, Section 4999 of the Code imposes a 20% penalty on the individual receiving the excess payment.

    Parachute payments are compensation that is linked to or triggered by a change in control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting from long-term incentive plans including stock options and other equity-based compensation. Excess parachute payments are parachute payments that exceed a threshold determined under Section 280G of the Code based on the executive’s prior compensation. In approving the compensation arrangements for our named executive officers in the future, the Compensation Committee will consider all elements of the cost to the Company of providing such compensation, and will include the potential impact of Section 280G of the Code. However, the Compensation Committee may, in its judgment, authorize compensation arrangements that could give rise to loss of deductibility under Section 280G of the Code and the imposition of excise taxes under Section 4999 of the Code when it believes that such arrangements are appropriate to attract and retain executive talent.

Accounting Considerations

    ASC Topic 718, Compensation-Stock Compensation, or ASC Topic 718, requires us to recognize an expense for the fair value of equity-based compensation awards. Grants of stock options and RSUs under our equity incentive award plans are accounted for under ASC Topic 718. The Compensation Committee regularly considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

Summary Compensation Table

The following table shows all compensation awarded to, earned by or paid to each of our principal executive officer, principal financial officer, and the next three most highly compensated executive officers in 2022. “Non-equity incentive plan compensation” and “bonus” amounts in the table below are included in the year earned rather than the year actually paid; a portion of certain amounts may be paid in the year following the year earned.

Name and principal position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($) (3)	Non-equity incentive plan compensation ($)(4)	All other compensation ($) (5)	Total ($)
Vivek Jain, Chairman of the Board and Chief Executive Officer	2022	755,769	387,500	4,500,075	—	13,725	5,657,069
	2021	650,000	—	3,757,858	650,000	13,500	5,071,358
	2020	650,000	84,500	2,000,174	565,500	12,825	3,312,999
Brian Bonnell, Chief Financial Officer	2022	462,692	142,500	3,000,206	—	13,725	3,619,123
	2021	395,000	—	3,288,295	237,000	13,500	3,933,795
	2020	395,000	30,810	1,750,176	206,190	12,825	2,395,001
Christian Voigtlander, Chief Operating Officer	2022	487,692	150,000	3,000,206	—	13,725	3,651,623
	2021	420,000	—	3,288,295	252,000	13,500	3,973,795
	2020	420,000	32,760	1,750,176	219,240	12,825	2,435,001
Dan Woolson, Corporate Vice President, General Manager - Infusion Systems	2022	363,462	112,500	1,350,233	—	13,725	1,839,920
	2021	300,000	—	1,200,183	180,000	13,500	1,693,683
	2020	300,000	23,400	800,032	156,600	12,825	1,292,857
Virginia Sanzone, Corporate Vice President, General Counsel	2022	410,000	129,000	1,500,102	—	13,725	2,052,827
	2021	300,000	30,000	1,350,107	180,000	13,500	1,873,607
	2020	300,000	23,400	900,106	156,600	12,825	1,392,931
____________________________
(1) The 2022 base salaries are prorated for the increase in base salaries effective as of March 1, 2022.
(2)    The amounts for all named executive officers represent the discretionary cash bonuses earned by the named executive officers for fiscal years 2022, 2021 and 2020 under our MIP.
(3)    Amounts include the grant date fair value of performance-based RSUs and time-based RSU's granted during the period, each computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. The grant date fair value of performance-based RSUs is based on the closing stock price on the date of grant and the probable outcome of the applicable performance conditions, which is the target value. We provide information regarding the assumptions used to calculate the value of all stock awards made to executive officers in Note 6 to the consolidated financial statements contained in our Annual Report on Form 10-K, filed on February 27, 2023. There can be no assurance that awards will vest (if an award does not vest, no value will be realized by the individual).

The following table presents the values of the 2022 performance-based RSUs (target and maximum) for each named executive officer.

	Performance-Based RSUs
Name	Target ($)	Maximum ($)
Vivek Jain	2,249,921	4,499,842
Brian Bonnell	1,500,103	3,000,206
Christian Voigtlander	1,500,103	3,000,206
Dan Woolson	675,000	1,350,000
Virginia Sanzone	750,051	1,500,102
(4)     The amounts for all named executive officers represent the cash bonuses earned by the named executive officers for fiscal year 2021 and 2020 based on the achievement of Adjusted EBITDA goals under our Performance-Based Incentive Plan and MIP. Based on the Company's actual Adjusted EBITDA performance for 2022, which did not meet the minimum threshold target, the cash incentive payouts under the 2022 MIP were not earned.

(5)    Other compensation includes our match on the officer’s 401(k) contributions.

Grants of Plan-Based Awards in 2022

    The following table presents awards in 2022 under the Company’s various incentive award plans.

		Estimated Possible Payouts Under non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	Grant date fair value of stock and option awards ($)(1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Vivek Jain
Performance bonus (2)	02/17/22	387,500	775,000	1,162,500
Performance RSUs (3)	03/07/22				9,653	9,653	19,306		2,249,921
RSUs (4)	03/07/22							9,654	2,250,154

Brian Bonnell
Performance bonus (2)	02/17/22	142,500	285,000	427,500
Performance RSUs (3)	03/07/22				6,436	6,436	12,872		1,500,103
RSUs (4)	03/07/22							6,436	1,500,103

Christian Voigtlander
Performance bonus (2)	02/17/22	150,000	300,000	450,000
Performance RSUs (3)	03/07/22				6,436	6,436	12,872		1,500,103
RSUs (4)	03/07/22							6,436	1,500,103

Daniel Woolson
Performance bonus (2)	02/17/22	112,500	225,000	337,500
Performance RSUs (3)	03/07/22				2,896	2,896	5,792		675,000
RSUs (4)	03/07/22							2,897	675,233

Virginia Sanzone
Performance bonus (2)	02/17/22	129,000	258,000	387,000
Performance RSUs (3)	03/07/22				3,218	3,218	6,436		750,051
RSUs (4)	03/07/22							3,218	750,051
____________________________
(1)Amounts represent the grant date fair value of performance-based RSUs and time-based RSUs granted during the period, each computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. The grant date fair value of performance-based RSUs is based on the closing stock price on the date of grant and the probable outcome of the applicable performance conditions, which is the target value. We provide information regarding the assumptions used to calculate the value of all stock awards made to executive officers in Note 6 to the consolidated financial statements contained in our Annual Report on Form 10-K, filed on February 27, 2023.
(2)Company performance bonuses are payable under the Performance-Based Incentive Plan and 2022 MIP if certain annual financial performance goals are met or exceeded. The amounts actually earned by our named executive officers from this bonus arrangement in 2022 are reflected in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table. The material terms of the Performance-Based Incentive Plan are discussed above under the caption “Annual Cash Incentive.”
(3)Performance RSUs are granted under our Amended and Restated 2011 Stock Incentive Plan and have a performance period of two years from January 1, 2022 to December 31, 2023. For the named executive officers, the performance RSUs will be earned, if at all, upon the achievement of a net synergy savings target achieved by the Company with respect to integrating the Smiths Medical acquisition over the performance period. If the Company does not achieve the threshold performance metric, then none of the performance RSUs will be earned and the performance RSUs will be forfeited. The performance shares will vest, if earned, subject to continued service through the March 7, 2024 vesting date.
(4)Amounts reflect the number of RSUs granted under our Amended and Restated 2011 Stock Incentive Plan and vest ratably on the anniversary of the grant over three years.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards in 2022 Table

Executive Employment Agreements

    The Company and Vivek Jain have entered into an Amended and Restated Executive Employment Agreement (the “Agreement”), under which Mr. Jain serves as the Chief Executive Officer of the Company. The Agreement is effective as of March 1, 2022 and will continue until March 1, 2025, unless earlier terminated, and supersedes the employment agreement with Mr. Jain, dated May 8, 2017, as amended. The term of the Agreement is subject to automatic one-year renewal terms unless either the Company or Mr. Jain gives written notice of termination at least 60 days prior to the end of the applicable term.

    The Agreement provides for the following compensation in respect of Mr. Jain’s services as Chief Executive Officer of the Company:

•an annual base salary $775,000;

•participation in the annual bonus plan of the Company, pursuant to which Mr. Jain’s target bonus opportunity will not be less than 100% of his base salary;

•Mr. Jain will be considered for annual equity incentive awards under any applicable plans adopted by the Company during the period of employment for which executives are generally eligible;

•up to $10,000 in reimbursed legal fees and expenses incurred in connection with the negotiation of the Agreement; and

•certain other benefits and reimbursements.

    The Agreement also provides for certain payments and benefits upon a qualifying termination of employment or upon a change in control, as described under “Potential Payments upon Termination or Change in Control” below.

Outstanding Equity Awards at December 31, 2022

The following table contains information about stock and option awards held at December 31, 2022, by our named executive officers. Stock awards and options were granted pursuant to our Amended and Restated 2011 Stock Incentive Plan.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Vivek Jain	71,607	—	$58.79	02/24/24
	134,759	—	$58.79	02/24/24
	61,373	—	$88.76	02/11/25
					1,773	$279,212	(1)
					5,050	$795,274	(2)
					9,654	$1,520,312	(3)
					9,994	$1,573,855	(4)
								1,894	$298,267	(5)
								9,653	$1,520,154	(6)

Brian Bonnell					1,551	$244,251	(1)
					4,419	$695,904	(2)
					6,436	$1,013,541	(3)
					8,745	$1,377,163	(4)
								1,657	$260,944	(5)
								6,436	$1,013,541	(6)

Christian Voigtlander	66,667	—	$96.83	06/04/25
					1,551	$244,251	(1)
					4,419	$695,904	(2)
					6,436	$1,013,541	(3)
					8,745	$1,377,163	(4)
								1,657	$260,944	(5)
								6,436	$1,013,541	(6)

Daniel Woolson					2,897	$456,220	(3)
					1,417	$223,149	(7)
					2,020	$318,110	(8)
								2,896	$456,062	(6)
								2,020	$318,110	(8)

Virginia Sanzone					3,218	$506,771	(3)
					1,595	$251,181	(7)
					2,272	$357,952	(8)
								3,218	$506,770	(6)
								2,273	$357,795	(8)
___________________________
(1)RSU award granted on 03/06/2020 and vests one-third annually. Market value is determined based on the closing price of our stock at December 30, 2022 (the last trading day of the year) of $157.48.
(2)RSU award granted on 03/08/2021 and vests one-third annually. Market value is determined based on the closing price of our stock at December 30, 2022 (the last trading day of the year) of $157.48.

(3)RSU award granted on 03/07/2022 and vests one-third annually. Market value is determined based on the closing price of our stock at December 30, 2022 (the last trading day of the year) of $157.48.
(4)Performance RSUs granted on 03/06/2020 vested on March 6, 2023, subject to continuous service through such date. The performance period for the 2020 PRSUs ended on December 31, 2022. The performance RSUs were awarded with a potential to earn up to a 300% maximum upon the achievement of a minimum pre-established three-year cumulative adjusted revenue dollar target growth rate and adjusted EPS dollar target growth rate (each weighted 50%) over a two-year performance period. Based on the actual results of the Company over the performance period, the shares were earned at 1.88x the target number of shares awarded. Market value is determined based on the closing price of our stock at December 30, 2022 (the last trading day of the year) of $157.48.
(5)Performance RSUs granted on 03/08/2021 will vest, if at all, up to a 250% maximum upon the achievement of a minimum pre-established three-year cumulative adjusted revenue dollar target growth rate and adjusted EPS dollar target growth rate (each weighted 50%) over a three-year performance period ending on December 31, 2023. If the Company does not achieve the threshold performance metric, zero shares will be earned and the performance RSUs will be forfeited. Shares of our Common Stock subject to the performance RSUs that are earned will vest in full on March 6, 2024, subject to continued service on such date. Unearned shares and market value is determined based on the closing price of our stock at December 30, 2022 (the last trading day of the year) of $157.48 and assumes the threshold achievement level was reached. In calculating the number of performance shares and their value, we are required by SEC rules to compare the Company’s performance through 2022 under each outstanding performance award against the threshold, target, and maximum performance levels for the grant and report in this column the applicable potential payout amount. If the performance is between levels, we are required to report the potential payout at the next highest level. For example, if the previous fiscal year’s performance exceeded target, even if it is by a small amount and even if it is highly unlikely that we will pay the maximum amount, we are required by SEC rules to report the awards using the maximum potential payouts.
(6)Performance RSUs granted on 03/07/2022 will vest, if at all, up to a 200% maximum upon the achievement of net synergy savings achieved by the Company from January 6,2022 through December 31, 2023 related to the Smiths Medical transaction. If the Company does not achieve the threshold performance metric, zero shares will be earned and the performance RSUs will be forfeited. Shares of our Common Stock subject to the performance RSUs that are earned will vest in full on March 7, 2024, subject to continued service on such date. Unearned shares and market value is determined based on the closing price of our stock at December 30, 2022 (the last trading day of the year) of $157.48 and assumes the threshold achievement level was reached. In calculating the number of performance shares and their value, we are required by SEC rules to compare the Company’s performance through 2022 under each outstanding performance award against the threshold, target, and maximum performance levels for the grant and report in this column the applicable potential payout amount. If the performance is between levels, we are required to report the potential payout at the next highest level. For example, if the previous fiscal year’s performance exceeded target, even if it is by a small amount and even if it is highly unlikely that we will pay the maximum amount, we are required by SEC rules to report the awards using the maximum potential payouts.
(7)Performance RSUs granted on 03/06/2020 vested in thirds on March 6th on each of 2021, 2022 and 2023, subject to the CEO and Compensation Committee's determination that pre-established individual performance goals have been met with respect to each applicable year and continued service through such vesting date. If the Compensation Committee determines that the named executive officers' individual performance goals have not been met then zero shares will be earned and the performance RSUs will remain outstanding and eligible to vest at the subsequent vesting dates with forfeiture at the final vesting date if the performance requirements were never met. Unearned shares and market value is determined based on the closing price of our stock at December 30, 2022 (the last trading day of the year) of $157.48 and assumes the maximum achievement level was reached.
(8)Performance RSUs granted on 03/08/2021 shall vest in thirds on March 6th on each of 2022, 2023 and 2024, subject to the CEO and Compensation Committee's determination that pre-established individual performance goals have been met with respect to each applicable year and continued service through such vesting date. If the Compensation Committee determines that the named executive officers' individual performance goals have not been met then zero shares will be earned and the performance RSUs will remain outstanding and eligible to vest at the subsequent vesting dates with forfeiture at the final vesting date if the performance requirements were never met. Unearned shares and market value is determined based on the closing price of our stock at December 30, 2022 (the last trading day of the year) of $157.48 and assumes the maximum achievement level was reached.

Options Exercised and Stock Vested

The following table contains information about stock options exercised and vesting of RSUs during 2022 by the named executive officers of the Company.

		Option awards		Stock Awards
Name	Grant Type	Number of shares acquired on exercise (#)	Value realized on exercise(1) ($)	Number of shares acquired on vesting (#)	Value realized on vesting(2) ($)
Vivek Jain	Option	36,000	$6,523,560
	RSU			5,740	$1,339,849
Brian Bonnell	RSU			4,482	$1,041,054
Christian Voigtlander	RSU			5,204	$1,216,449
Daniel Woolson	PRSU			4,882	$1,142,312
Virginia Sanzone	PRSU			5,311	$1,241,081
____________________________
(1)Represents the difference between the fair market value of our stock underlying the options at exercise and the exercise price of the option.
(2)Represents the amounts realized based on the fair market value of our stock on the vesting date.

Potential Payments upon Termination or Change in Control

    Amended and Restated Employment Agreement with Mr. Jain

    In the event that Mr. Jain’s employment terminates as a result termination by the Company without “cause”, by Mr. Jain for “good reason”, by reason of a non-renewal of the term by the Company and Mr. Jain is willing and able, at the time of such non-renewal, to continue performing services under the Agreement, or due to “disability” or death, he will receive, subject to delivery and non-revocation of a general release of claims in favor of the Company:

•if such termination occurs not in connection with or following a change in control, (i) a lump sum payment in cash equal to one and a half times the sum of (x) his base salary and (y) target bonus for the year of termination; and (ii) full vesting of the shares subject to any then-outstanding Company equity-based awards (with all performance goals or other vesting criteria deemed to be achieved at 100%) granted to Mr. Jain between January 1, 2020 to December 31, 2021;

•if such termination occurs during the period beginning on and including 60 days prior to a change in control and ending on and including the two-year anniversary of the date of a change in control, a lump sum payment in cash equal to (i) two times the sum of (x) his base salary and (y) target bonus for the year of termination; and (ii) full vesting of the shares subject to any then-outstanding Company time-based equity-based awards and each other equity award granted to Mr. Jain between January 1, 2020 and December 31, 2021, (with all performance goals or other vesting criteria deemed to be achieved at 100%);

•Company-paid healthcare continuation coverage for Mr. Jain and his dependents for up to eighteen months after the termination date;

•a pro-rated lump-sum cash performance bonus for the year of termination, calculated based on the achievement of applicable performance goals or objectives for the year of termination; and

•extension of the exercise period for all of Mr. Jain’s outstanding Company stock options, to the extent vested, for a period of three years following the termination date, but in no event later the ten year term/expiration date of the applicable option.

    In addition, in the event that any of the payments or benefits under the Agreement or otherwise would become subject to excise taxes imposed by Section 4999 of the Code, such payments will be reduced to the extent that such reduction would produce a better net after-tax result for Mr. Jain.

    Severance Plan

We adopted the Severance Plan for our named executive officers, other than the CEO. Under the Severance Plan, in the event of a termination of employment by the Company without “cause” or by the named executive officer for “good reason” (each, as defined in the Severance Plan), in either case outside the change in control context, the named executive officer will be eligible to receive:

•a lump-sum cash payment in an amount equal to 12 months’ salary;
•Company-paid COBRA premium payments for the named executive officer and the named executive officer’s covered dependents for up to 12 months; and
•a pro-rated lump-sum cash performance bonus, calculated based on the achievement of applicable performance goals or objectives for the year of termination.

In the event of a termination of employment by the Company without “cause” or by the named executive officer for “good reason”, in either case, within the period beginning 60 days prior to a “change in control” (as defined in the Severance Plan) and ending on the one-year anniversary of such change in control, the Severance Plan provides that the named executive officer will be eligible to receive:

•a lump-sum cash payment in an amount equal to 18 months’ salary, plus 150% of the named executive officer’s target annual cash performance bonus for the year of termination;
•Company-paid COBRA premium payments for the named executive officer and the named executive officer’s covered dependents for up to 18 months;
•a pro-rated lump-sum cash performance bonus, calculated based on the achievement of applicable performance goals or objectives for the year of termination; and
•full accelerated vesting of each outstanding time-based equity award held by the named executive officer as of his or her termination date.

The named executive officer’s right to receive the severance payments and benefits described above is subject to his or her delivery and non-revocation of a general release of claims in favor of the Company, and his or her continued compliance with non-solicitation covenants.

    In addition, in the event that any payment under the Severance Plan, together with any other amounts paid to the named executive officer by the Company, would subject the named executive officer to an excise tax under Section 4999 of the Code, such payments will be reduced to the extent that such reduction would produce a better net after-tax result for the named executive officer.

    Equity Plan

    Under our Amended and Restated 2011 Stock Incentive Plan, all equity awards granted to our named executive officers under the plan will only accelerate and vest in full upon a change in control of the Company if the surviving entity does not assume or replace such outstanding awards with economically equivalent awards (as opposed to accelerating in full upon a “single-trigger” change in control).

    Definitions

    For the purposes of the arrangements in place in 2021 (e.g., Mr. Jain's employment agreement, the Amended and Restated 2011 Stock Incentive Plan and the Severance Plan), a change in control generally means the following:

•the acquisition by an individual, entity or group of beneficial ownership of 50% or more of either the outstanding Common Stock or voting securities of the Company; or a change in the composition of the majority of the Board, which is not supported by a majority of the current Board; or
•a major corporate transaction, such as a reorganization, merger or consolidation or sale or disposition of all or substantially all of the Company’s assets (unless certain conditions are met); or
•approval of the stockholders of the Company of a complete liquidation or dissolution of the Company.

    For the purposes of Mr. Jain's employment agreement, cause generally means the following:

•his gross neglect and willful and repeated failure to substantially perform his assigned duties, which failure is not cured within 30 days after a written demand for substantial performance is received by him from the Board which identifies the manner in which the Board believes he has not substantially performed his duties; or
•his engagement in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company; or
•his conviction of, or plea of no contest to, a felony or a crime involving fraud, embezzlement, or theft; or
•his improper and willful disclosure of the Company’s confidential or proprietary information where such disclosure causes (or should reasonably be expected to cause) significant harm to the Company.

    For the purposes of the Severance Plan, cause generally means the following:

•the employee’s intentional, willful and continuous failure to substantially perform his or her reasonable assigned duties (other than any such failure resulting from incapacity due to physical or mental illness or any failure after the employee gives notice of termination for good reason), which failure is materially and demonstrably injurious to the Company, and which failure is not cured within 30 days after a written demand for substantial performance and is received by the employee from the Board which specifically identifies the manner in which the Board believes the employee has not substantially performed the employee’s duties; or
•the employee’s intentional and willful engagement in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company or is intended to result in substantial personal enrichment; or
•the employee’s conviction for a felony or the employee’s plea of nolo contendere in connection with a felony indictment.

    For the purposes of Mr. Jain's employment agreement, good reason generally means the following and occurs without the employee's written consent and is not due to a circumstance applied by the Company to a group of similarly situated employees:

•any material diminution in his duties, responsibilities or authority; or
•a material reduction in his annual base salary; or
•a requirement that he reports to a corporate officer or employee instead of reporting directly to the Board; or
•a material change in the location that he performs his principal duties, resulting in a material increase in the daily commuting distance; or
•a material breach by the Company.

    For the purposes of the Severance Plan, good reason generally means the following and occurs without the employee's written consent and is not due to a circumstance applied by the Company to a group of similarly situated employees:

•any significant diminution in the employee’s duties, responsibilities or authority; or
•a material reduction in the employee’s annual base salary; or
•a material change in the location the employee performs their principal duties, resulting in a material increase in the daily commuting distance.

    The following table summarizes the payments and benefits that would have been made if the employment of a named executive officer had been terminated without cause by the Company or for good reason by the named executive officer (or, with respect to Mr. Jain, upon a non-renewal of the term by the Company and Mr. Jain is willing and able, at the time of such non-renewal, to continue performing services under the Agreement or his death or disability) in connection with a change in control of the Company on December 31, 2022:

Change in Control Termination
	Vivek Jain	Brian Bonnell	Christian Voigtlander	Daniel Woolson	Virginia Sanzone
Number of PRSU/RSUs that would accelerate	46,594	36,748	36,748	9,833	10,981

Intrinsic value of accelerated equity awards	$7,337,623	$5,787,075	$5,787,075	$1,771,650	$1,980,468
Salary	$1,550,000	$712,500	$750,000	$562,500	$645,000
Bonus	$1,937,500	$570,000	$600,000	$450,000	$516,000
Benefits	$35,667	$36,076	$36,076	$36,076	$44,389
Total	$10,860,790	$7,105,651	$7,173,151	$2,820,226	$3,185,857

    The following table summarizes the payments and benefits that would have been made if the employment of a named executive officer had been terminated without cause by the Company or for good reason by the named executive officer (or, with respect to Mr. Jain, upon his death or disability) on December 31, 2022 and not in connection with a change in control:

Termination not in Connection with a Change in Control
	Vivek Jain	Brian Bonnell	Christian Voigtlander	Daniel Woolson	Virginia Sanzone
Number of PRSU/RSUs that would accelerate	$19,713

Intrinsic value of accelerated equity awards	$3,104,403
Salary	$1,162,500	$475,000	$500,000	$375,000	$430,000
Bonus	$1,550,000	$142,500	$150,000	$112,500	$129,000
Benefits	$35,667	$24,051	$24,051	$24,051	$29,593
Total	$5,852,570	$641,551	$674,051	$511,551	$588,593

    At December 31, 2022, there would be no payments made to any of our named executive officers upon a change in control with no termination of employment.

Director Compensation

In 2022, our non-employee directors received an annual cash retainer paid on a quarterly basis as follows:

	Board	Lead Director	Audit Committee	Compensation Committee	Nominating/Corporate Governance Committee
Annual Retainer - chairperson	—	$98,500	$102,000	$92,500	$85,000
Annual Retainer - member	$75,000		—	—	—

In 2022, we increased the annual retainers for the Board’s Lead Director, Audit Committee Chair and Compensation Committee Chair from $93,500, $97,000, $87,000 to $98,500, $102,000 and $92,500, respectively, and also increased the annual retainer for our non-employee directors from $70,000 to $75,000. The increases were determined after reviewing materials on Board compensation provided by Compensia our compensation consultant. These increases were also driven by the increase in the size, complexity and scope of the business during 2022 as a result of the Smiths Medical acquisition.

In 2022, our non-employee directors also received equity awards of options to purchase our Common Stock and RSUs valued at approximately $180,000 in the aggregate (increased from $170,000 in 2021), with approximately 50% consisting of options and 50% consisting of RSUs. As a result, in May 2022, each non-employee director received (i) an option grant to purchase 1,270 shares of our Common Stock, which is exercisable after one year and expires 10 years from the grant date and (ii) 485 RSUs which fully vest after one year.

    While Dr. Lopez remains a member of the Board, Dr. Lopez has waived any annual retainer, meeting fees and equity payments made to non-employee members of the Board for their service. Dr. Lopez formerly served as an employee in our Research and Development Department, and terminated his employment with us effective September 30, 2015.

William Seeger joined the Board in February 2022 in connection with the closing of the Company’s acquisition of Smiths Medical 2020 Limited. A portion of the purchase consideration for this acquisition was satisfied by the delivery of 2.5 million of the Company's newly issued shares of Common Stock to Smiths Group International Holdings Limited (“Smiths Group") a wholly owned subsidiary of Smiths Group plc. In connection with the Company's issuance of stock consideration, the Company and Smiths Group entered into a Shareholder's Agreement which gives Smiths Group the right to designate one individual for election to the Board so long as Smiths Group beneficially owns at least 5% of the total outstanding shares of Company Common Stock. Mr. Seeger is Smiths Group’s designated director nominee. Mr. Seeger will not be compensated for his service on the Board.

    The following table shows all compensation awarded to, earned by or paid to our non-employee directors for service as a director in 2022.

2022 Director Compensation Table

Name (1)	Fees earned or paid in cash ($)	Stock awards ($) (2)	Option awards ($) (3)(4)	Total ($)
George A. Lopez, M.D.	$—	$—	$—	$—
David C. Greenberg	$116,000	$90,108	$89,994	$296,102
Elisha Finney	$85,000	$90,108	$89,994	$265,102
David Hoffmeister	$102,000	$90,108	$89,994	$282,102
Donald Abbey	$75,000	$90,108	$89,994	$255,102
Laurie Hernandez	$75,000	$90,108	$89,994	$255,102
Kolleen T. Kennedy	$75,000	$90,108	$89,994	$255,102
William Seeger(5)	$—	$—	$—	$—
____________________________
(1) Mr. Jain, our CEO, is not included in this table as he was an employee of the Company in 2022 and did not receive compensation for his services as a director. All compensation paid to Mr. Jain for the services he provided to us in 2022 is reflected in the Summary Compensation Table.

(2) On May 17, 2022, each non-employee director who was then in service was granted 485 RSUs of the Company with a grant date fair value of $90,108. The fair value of the RSUs is based on the market price of our Common Stock on the date of the grant, or $185.79 per share. We provide information regarding the assumptions used to calculate the value of all stock awards made to directors in Note 6 to the consolidated financial statements contained in our Annual Report on Form 10-K, filed on February 27, 2023. There can be no assurance that awards will vest (if an award does not vest, no value will be realized by the individual). As of December 31, 2022, each of Messrs. Greenberg, Hoffmeister, and Abbey and Mses. Finney, Hernandez and Kennedy had 485 RSUs outstanding.
(3)    On May 17, 2022, each non-employee director who was then in service was granted 1,270 options to purchase shares of our Common Stock with a grant date fair value of $89,994. See Note 6 to our Consolidated Financial Statements included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for the assumptions used in valuation of these options. We provide information regarding the assumptions used to calculate the value of all stock options made to executive officers in Note 6 to the consolidated financial statements contained in our Annual Report on Form 10-K, filed on February 27, 2023. There can be no assurance that options will vest (if an option does not vest, no value will be realized by the individual).
(4)     At December 31, 2022, our non-employee directors held options to purchase shares of our Common Stock as follows: Mr. Greenberg 13,522; Ms Finney 9,469, Mr. Hoffmeister 6,419, Mr. Abbey 6,419 Ms. Hernandez 2,325 and Ms. Kennedy 1,650.
(5) Mr. Seeger was appointed as a member of our Board of Directors on February 1, 2022.

Stock Ownership Guidelines

    In 2011, we established stock ownership guidelines for the members of our Board. Our non-employee directors have up to five years from the adoption of the guidelines or within five years of joining the Board, if appointed or elected after 2011, to acquire and retain shares of our Common Stock that equal or exceed three times their annual base retainer. Shares beneficially owned by our non-employee directors, directly or indirectly, such as shares held by an immediate family member living in the same household or shares in a trust, and vested restricted shares and shares represented by vested RSUs, count toward meeting the stock ownership guidelines.

CEO Pay Ratio

    As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information regarding the relationship of the annual total compensation of Vivek Jain, our CEO, to the annual total compensation of our median compensated employee. We consider the pay ratio specified below to be a reasonable estimate, calculated in a manner that is intended to be consistent with the requirements of Item 402(u) of Regulation S-K.

    We have a globally diverse workforce with more than half of our employees located outside the United States (“U.S.") in locations where the cost of living is significantly below the U.S., including developing and emerging markets such as Mexico, Costa Rica, and India. The compensation elements and pay levels of our employees can vary dramatically by country based on the cost of living and the cost of labor, which impacts the median employee compensation and resulting CEO pay ratio.

For 2022, our last completed fiscal year:

•the annual total compensation of the employee who represents our median compensated employee (other than our CEO) was approximately $13,690; and

•the annual total compensation of our CEO, as reported in the Summary Compensation Table included above, was $5,657,069

    Based on this information, for 2022, our CEO’s annual total compensation was approximately 413 times that of the median compensated employee (other than the CEO).

Determining the Median Employee

Employee Population

    We used our employee population data as of December 31, 2022, as the reference date for identifying our median employee. As of such date, our employee population consisted of approximately 14,500 individuals, which included the employees related to our January 6, 2022 Smiths Medical acquisition.

Methodology for Determining Our Median Employee

    To identify the median employee from our employee population, we selected annual base pay as the most appropriate measure of compensation. We believe the use of annual base pay for all employees is a consistently applied compensation measure because we do not widely distribute annual equity awards to employees. Currently less than 3% of our employees receive annual equity awards.

Annual Total Compensation of Median Compensated Employee

    With respect to the annual total compensation of the employee who represents our median compensated employee, we calculated the elements of such employee’s compensation for 2022 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of approximately $13,690.

Annual Total Compensation of CEO

    With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2022 Summary Compensation Table included in this Proxy Statement.

Pay Versus Performance

Disclosure of Compensation Actually Paid versus Performance

Year	Summary Compensation Table Total for Principal Executive Officer (“PEO”)(1)	Compensation Actually Paid to PEO(3)	Average Summary Compensation Table for Non-PEO NEOs(1)(2)	Average Compensation Actually Paid to Non-PEO NEOs(3)	Value of Initial Fixed $100 Investment Based On:		Net Income ('000s)	Adjusted EBITDA ('000s)(5)
					Total Shareholder Return(4)	Peer Group Total Shareholder Return(4)
2022	$5,657,069	$(11,280,427)	$2,790,873	$978,391	$84.16	$99.88	$(74,286)	$358,653
2021	$5,071,358	$13,341,251	$2,648,345	$3,791,063	$126.84	$152.33	$103,135	$260,699
2020	$3,312,999	$14,340,707	$1,556,685	$2,226,976	$114.63	$126.91	$86,870	$243,023
_________________________________
(1) Amounts reported in this column represent (i) the total compensation reported in the Summary Compensation Table for the applicable year for the Company's PEO, Vivek Jain and (ii) the average of the total compensation reported in the Summary Compensation Table for the applicable year for the Company’s non-PEO NEOs.
(2) The Company's non-PEO NEOs for the applicable years 2022 and 2021 were Brian Bonnell, Christian Voigtlander, Dan Woolson and Virginia Sanzone. The Company's non-PEO NEOs for 2020 were Brian Bonnell, Christian Voigtlander, Scott Lamb, Dan Woolson and Virginia Sanzone.
(3) Amounts reported in the applicable column represent (i) the compensation actually paid to the PEO and (ii) the average compensation actually paid to the non-PEO NEOs. The valuation assumptions used to determine the change in the fair market value of the respective PEO and non-PEO NEO equity awards for each respective year use year-end and exercise/vest date stock prices. See the tables below for additional information with respect to the equity award adjustments. In February 2021, the Compensation Committee determined to adjust the 2020 PRSU awards for our CEO, COO and CFO from the potential to earn between 0% and 250% of the award granted, to a potential to earn between 50% and 300% of the award granted, provided that the same previously established revenue and EPS targets are achieved by the Company. Amounts in the compensation actually paid to the PEO and non-PEO NEOs include the incremental fair value of the modified awards, computed as of the modification date in accordance with ASC Topic 718. The incremental fair value of the modified 2020 PRSU awards were as follows: Vivek Jain $757,796, Brian Bonnell $663,143 and Christian Voigtlander $663,143.
(4) Assumes $100 invested on December 31, 2019 in ICU Medical Inc.'s common stock and the NASDAQ Medical Supplies Index and that all dividends, if any, were reinvested. As permitted by SEC Rules, the peer group referenced for purpose of the TSR Comparison is the industry peer group used for purposes in Item 201(e) of Regulation S-K. The separate peer group used by the Compensation Committee for purposes of determining compensation paid to our executive officers is described on page 14.
(5) As noted in the CD&A, for 2022, the Compensation Committee determined that Adjusted EBITDA serves as the most important financial measurement of the Company's performance and shareholder value creation and, accordingly, was utilized as a component in the 2022 LTI Program. Adjusted EBITDA is a non-GAAP measure. Our reconciliation of net income to Adjusted EBITDA is included in Annex A to this proxy statement.

Compensation Actually Paid to PEO

			2020	2021	2022
	Summary Compensation Table - Total Compensation	(a)	$3,312,999	$5,071,358	$5,657,069
-	Grant Date Fair Value of Stock Awards and Option Awards Granted in Fiscal Year as Reported in the Summary Compensation Table for the Applicable Fiscal Year	(b)	$(2,000,174)	$(3,000,061)	$(4,500,076)
+	Fair Value at Fiscal Year End of Outstanding and Unvested Stock Awards and Option Awards Granted in Fiscal Year	(c)	$2,280,672	$3,595,226	$4,560,621
+	Change in Fair Value of Outstanding and Unvested Stock Awards and Option Awards Granted in Prior Fiscal Years That Remain Outstanding At Fiscal Year End	(d)	$10,312,154	$6,478,492	$(17,063,075)
+	Fair Value at Vesting of Stock Awards and Option Awards Granted in Fiscal Year That Vested During Fiscal Year	(e)	$—	$—	$—
+	Change in Fair Value as of Vesting Date of Stock Awards and Option Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(f)	$435,056	$1,196,236	$65,034
-	Fair Value as of Prior Year Fiscal Year End of Stock Awards and Option Awards Granted in Prior Fiscal years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	(g)	$—	$—	$—
=	Compensation Actually Paid		$14,340,707	$13,341,251	$(11,280,427)
__________________________
(a) Represents Total Compensation as reported in the Summary Compensation Table for the indicated fiscal year.
(b) Represents the aggregate grant date fair value of the stock awards and option awards granted to the PEO during the indicated fiscal year, computed in accordance with FASB ASC 718, as reported in the Summary Compensation Table for the indicated fiscal year.
(c) Represents the aggregate fair value as of the indicated fiscal year-end of the PEO's outstanding and unvested stock awards and option awards granted during such fiscal year, computed in accordance with FASB ASC 718.
(d) Represents the aggregate change in fair value during the indicated fiscal year of the outstanding and unvested stock awards and option awards held by the PEO as of the last day of the indicated fiscal year, computed in accordance with FASB ASC 718 and, for awards subject to performance-based vesting conditions, as of the fiscal year end, based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year, and for performance-based awards with performance periods ending on the relevant fiscal year, based on actual attainment as of the end of the applicable performance period.
(e) Represents the aggregate fair value at vesting of the stock awards and option awards that were granted to the PEO and vested during the indicated fiscal year, computed in accordance with FASB ASC 718.
(f) Represents the aggregate change in fair value, measured from the prior fiscal year-end to the vesting date, of each stock award and option award held by the PEO that was granted in a prior fiscal year and which vested during the indicated fiscal year, computed in accordance with FASB ASC 718.
(g) Represents the aggregate fair value as of the last day of the prior fiscal year of the PEO's stock awards and option awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year, computed in accordance with FASB ASC 718.

Compensation Actually Paid to non-PEO NEOs

			2020	2021	2022
	Summary Compensation Table - Total Compensation	(a)	$1,556,685	$2,648,345	$2,790,873
-	Grant Date Fair Value of Stock Awards and Option Awards Granted in Fiscal Year as Reported in the Summary Compensation Table for the Applicable Fiscal Year	(b)	$(1,040,098)	$(1,950,149)	$(2,212,687)
+	Fair Value at Fiscal Year End of Outstanding and Unvested Stock Awards and Option Awards Granted in Fiscal Year	(c)	$1,185,958	$2,337,028	$2,242,476
+	Change in Fair Value of Outstanding and Unvested Stock Awards and Option Awards Granted in Prior Fiscal Years That Remain Outstanding At Fiscal year End	(d)	$483,612	$793,318	$(1,822,974)
+	Fair Value at Vesting of Stock Awards and Option Awards Granted in Fiscal Year That Vested During Fiscal Year	(e)	$—	$—	$—
+	Change in Fair Value as of Vesting Date of Stock Awards and Option Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(f)	$40,819	$(37,479)	$(19,297)
-	Fair Value as of Prior Year Fiscal Year End of Stock Awards and Option Awards Granted in Prior Fiscal years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	(g)	$—	$—	$—
=	Compensation Actually Paid		$2,226,976	$3,791,063	$978,391
__________________________
(a) Represents the average Total Compensation as reported in the Summary Compensation Table for the indicated fiscal year.
(b) Represents the average aggregate grant date fair value of the stock awards and option awards granted to the non-PEO NEOs during the indicated fiscal year, computed in accordance with FASB ASC 718, as reported in the Summary Compensation Table for the indicated fiscal year.
(c) Represents the average aggregate fair value as of the indicated fiscal year-end of the non-PEO NEO's outstanding and unvested stock awards and option awards granted during such fiscal year, computed in accordance with FASB ASC 718.
(d) Represents the average aggregate change in fair value during the indicated fiscal year of the outstanding and unvested stock awards and option awards held by the non-PEO NEOs as of the last day of the indicated fiscal year, computed in accordance with FASB ASC 718 and, for awards subject to performance-based vesting conditions as of the fiscal year end, based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year, and for performance-based awards with performance periods ending in the relevant fiscal year, based on actual attainment as of the end of the applicable performance period.
(e) Represents the average aggregate fair value at vesting of the stock awards and option awards that were granted to the non-PEO NEOs and vested during the indicated fiscal year, computed in accordance with FASB ASC 718.
(f) Represents the average aggregate change in fair value, measured from the prior fiscal year-end to the vesting date, of each stock award and option award held by the non-PEO NEOs that was granted in a prior fiscal year and which vested during the indicated fiscal year, computed in accordance with FASB ASC 718.
(g) Represents the average aggregate fair value as of the last day of the prior fiscal year of the non-PEO NEOs stock awards and option awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year, computed in accordance with FASB ASC 718.

Relationship Between Compensation Actually Paid and Financial Performance Measures

The following graphs illustrate the relationship between the pay and performance figures that are included in the pay versus performance tables above.

COMPENSATION ACTUALLY PAID VERSUS COMPANY/PEER GROUP TSR
Compensation Actually Paid ($000s)
$20,000
$15,000
$10,000
$5,000
$-
$(5,000)
$(10,000)
$(15,000)
2020
2021
2022
Cumulative TSR
$200
$150
$100
$50
$-
Compensation Actually Paid to PEO
Compensation Actually Paid to non-PEO NEOs
Company TSR
Index TSR

COMPENSATION ACTUALLY PAID VERSUS NET INCOME
Compensation Actually Paid ($000s)
$20,000
$15,000
$10,000
$5,000
$-
$(5,000)
$(10,000)
$(15,000)
2020
2021
2022
Net Income
$150,000
$100,000
$50,000
$-
$(50,000)
$(100,000)
Compensation Actually Paid to PEO
Compensation Actually Paid to non-PEO NEOs
Net Income

COMPENSATION ACTUALLY PAID VERSUS ADJUSTED EBITDA
Compensation Actually Paid ($000s)
$20,000
$15,000
$10,000
$5,000
$-
$(5,000)
$(10,000)
$(15,000)
2020
2021
2022
Adjusted EBITDA
$400,000
$350,000
$300,000
$250,000
$200,000
$150,000
$100,000
$50,000
$-
Compensation Actually Paid to PEO
Compensation Actually Paid to non-PEO NEOs
Adjusted EBITDA

Tabular List of Most Important Financial Performance Measures

The following list of financial performance measures were used by the Company to link executive compensation actually paid to company performance for 2022:

–Adjusted EBITDA
–Adjusted Revenue
–Adjusted Diluted Earnings Per Share
–Net Synergies

COMPENSATION POLICIES AND PRACTICES AND RISK MANAGEMENT

    Our Compensation Committee considers potential risks when reviewing and approving the compensation programs for our executive officers and other employees. We have designed our compensation programs, including our incentive compensation plans, with specific features to address potential risks while rewarding employees for achieving long-term financial and strategic objectives through prudent business judgment and appropriate risk taking. The following elements have been incorporated in our programs available for our executive officers:

•A balanced mix of compensation components - The target compensation mix for our executive officers is composed of base salary, annual cash bonus incentives, and long-term equity awards.
•Performance factor - Our incentive compensation plan uses a Company-wide metric for all executive officers to establish funding of our MIP which encourages focus on the achievement of objectives for the overall benefit of the Company.
•Capped cash incentive awards - MIP awards are capped at 150% of target of the individual named executive officer. We overemphasize equity opportunities relative to cash opportunities in order to motivate our executives to focus on long-term value creation and accordingly have under-weighted both salary and cash incentive awards relative to equity-based compensation.
•Multi-year vesting - Equity awards vest over multiple years requiring long-term commitment on the part of employees.
•Competitive positioning - The Compensation Committee has compared our executive compensation to our peers to ensure our compensation program is consistent with industry practice.
•Corporate governance programs - We have implemented corporate governance guidelines, a code of conduct and other corporate governance measures and internal controls.

    The Compensation Committee also reviews the key design elements of our compensation programs in relation to industry practices, as well as the means by which any potential risks may be mitigated, such as through our internal controls and oversight by management and the Board. Based on this review, our Compensation Committee concluded that based on a combination of factors, our compensation policies and practices do not incentivize excessive risk-taking that could have a material adverse effect on our Company.

EQUITY COMPENSATION PLAN INFORMATION

    We maintain our Amended and Restated 2011 Stock Incentive Plan under which we may grant RSUs and other equity awards to our employees, directors and consultants. We also have a 2014 Inducement Stock Incentive Plan under which we have granted 250,405 RSUs and options to purchase our Common Stock. We also have an Employee Stock Purchase Plan, however this plan was suspended in 2017 and the remaining 133,487 shares available under the plan expired during 2022. Further information about the plans is in Note 6 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

    Information about the plans at December 31, 2022 is as follows:

	Number of shares to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a))
Plan Category
			(2)
	(a)		(b)	(c)(3)
Equity compensation plans approved by stockholders	827,356	(1)	$79.94	177,527
Equity compensation plans not approved by stockholders	—		—	—
Total	827,356			177,527
 ____________________________
(1)This number includes the following: 827,356 shares subject to outstanding awards granted under our Amended and Restated 2011 Stock Incentive Plan, of which 527,461 shares were outstanding stock options, 147,633 were outstanding RSU awards and 152,262 were outstanding performance RSU awards (performance RSU awards are based on “target” performance).
(2)The weighted average exercise price in column (b) does not take into account the outstanding RSUs and PRSUs, which do not have an exercise price.
(3)This number includes 177,527 shares of Common Stock available for issuance under our Amended and Restated 2011 Stock Incentive Plan. The number of shares remaining available for future issuance is based upon the vesting of the issued performance RSU awards if the threshold performance metric is achieved.

In 2014 we adopted our 2014 Inducement Stock Incentive Plan. Pursuant to applicable stock exchange rules, stockholder approval of the 2014 Plan is not required as a condition of the effectiveness of the 2014 Plan. A description of the principal features of the 2014 Plan is set forth below.

The 2014 Plan is administered by our independent compensation committee which can authorize the issuance of any type of arrangement that is not inconsistent with the provisions of the 2014 Plan and can be granted to individuals who have not previously been an employee or director of the Company or a related entity. The maximum aggregate number of shares which may be issued pursuant to all awards under the 2014 Plan is 250,405 shares. The administrator determines the provisions, terms, and conditions of each award including, but not limited to, the award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, shares, or other consideration) upon settlement of the award, payment contingencies, and satisfaction of any performance criteria. The term of each award shall be the term stated in the award agreement, provided, however, that the term of any award shall be no more than ten years from the date of grant. As of December 31, 2022, there were no remaining shares issuable or exercisable under this plan.

CORPORATE GOVERNANCE

Board of Directors Structure

Board Diversity

In addition to selecting highly qualified candidates, the Board and Company believes in creating a Board of Directors with varied backgrounds, experiences and cultures who bring a diverse range of perspectives that fosters enhanced decision making and promotes better corporate governance. Over half of the Company's current Board members are women or ethnically diverse individuals, more detail can be found at www.icumed.com under Corporate Governance - Board of Directors:

Board Diversity As of March 21, 2023
Total Number of Directors	9
Female	3
Racially/Ethnically Diverse	3

Board Tenure

We also believe that a variety of tenures on our Board helps to provide an effective mix of in depth knowledge and new perspectives. Although we do not limit the time a director can serve on the Board, our director retirement policy requires a director to retire upon their 76th birthday. While we do value Board refreshment we also value the deeper knowledge gained from being a long-term director. The current tenure of our Board is as follows:

15+ Years
1
>10-15 Years
0
0-5 Years
5
>5-10 Years
3
Average
Tenure
8.7 Years

Director Independence

The Board has determined that directors Messrs. Greenberg, Abbey, and Hoffmeister, Ms. Finney, Ms. Hernandez and Ms. Kennedy qualify as independent under NASDAQ Listing Rules. During the course of its review, the Board considers transactions and relationships between each director or director nominee (and such director’s immediate family) and the Company and its affiliates against the independence requirements of NASDAQ. In the case of the Audit Committee and the Compensation Committee, the Board also considers applicable SEC rules.

Board Meetings and Committees and Attendance at Meetings

    Our Board currently consists of nine directors who we believe contribute the breadth of knowledge and experience necessary for the advancement of our business strategies and objectives. Additionally, our Board has three standing committees that perform certain delegated functions from the Board: the Audit Committee, the Nominating Committee and the Compensation Committee. The current chairs and members of these committees are identified in the following table:

Membership on Standing Committees
	Independent	Lead Independent Director	NCGC	AC	CC
Vivek Jain
George A. Lopez, M.D.
David C. Greenberg	X	X		X	X,C
Elisha W. Finney	X		X,C	X
David F. Hoffmeister	X			X,C	X
Donald M. Abbey	X		X		X
Laurie Hernandez	X		X
Kolleen T. Kennedy	X
William Seeger				X
____________________________
NCGC    Nominating and Corporate Governance Committee
AC    Audit Committee
CC    Compensation Committee
C    Committee Chairperson

During 2022, the Board met seven times, the Nominating Committee met two times, the Compensation Committee met six times and the Audit Committee met five times. All of our directors attended more than 75% of the total of all meetings of the Board and committees on which they served during 2022.

It is the policy of the Company to invite and encourage all members of the Board to attend each annual meeting of stockholders, which are generally held by remote communication. Five of our directors attended the 2022 Annual Meeting of Stockholders.

Board Leadership Structure

    Vivek Jain is our CEO and Chairman of the Board. The Board believes that Mr. Jain is best situated to serve as Chairman of the Board based upon his significant leadership position with the Company and his extensive knowledge about the industry. In addition, the Board believes that Mr. Jain's combined roles as Chairman and CEO position him to effectively identify strategic priorities for the Company and to lead Board discussions on the execution of Company strategy. The Board believes that the combined role of Chairman and CEO helps promote the Company’s overall strategic development and facilitates the efficient flow of information between management and the Board.

    The Board also believes that strong, independent Board leadership is a critical component of effective corporate governance, therefore, the Board established the position of Lead Independent Director and adopted a Lead Independent Director Charter. During 2022, David C. Greenberg was appointed to serve in the Lead Independent Director position.

    The Lead Independent Director is elected annually by a majority of the independent directors upon receiving a recommendation from the Nominating Governance Committee. The Lead Independent Director’s responsibilities are set forth in the Lead Independent Director Charter adopted by the Board and Nominating Committee, and include, among others:

•presiding at meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;
•consulting with the Chairman as to an appropriate schedule of Board meetings;
•approving meeting agendas for the Board;
•advising the Chairman as to the quality, quantity, and timeliness of the information submitted by the Company’s management that is necessary or appropriate for the independent directors to effectively and responsibly perform their duties;
•serving as principal liaison between the Chairman and the independent directors; and
•performing other duties specified in the Lead Independent Director Charter.

    Our Lead Independent Director Charter can be found on our website at www.icumed.com. The independent directors regularly meet in executive sessions in connection with regular meetings of the Board.

Board Oversight of Risk

    The Board is responsible for oversight of the various risks facing the Company. In this regard, the Board seeks to understand and oversee the most critical risks relating to our business, allocate responsibilities for the oversight of risks among the full Board and its committees, including its Audit, Nominating Governance, and Compensation Committees, and see that management has in place effective systems and processes for managing risks facing us. Overseeing risk is an ongoing process and risk is inherently tied to our strategy and to strategic decisions. Accordingly, the Board considers risk throughout the year and with respect to specific proposed actions. While the Board is responsible for oversight and direction, management is charged with identifying risk and establishing appropriate internal processes and an effective internal control environment to identify and manage risks and to communicate information about risk to the Board. Committees of the Board also play an important role in risk oversight, including the Audit Committee, which oversees our processes for assessing risks and the effectiveness of our internal controls. In fulfilling its duties, the Audit Committee considers information from our independent registered public accounting firm, Deloitte & Touche LLP, and our internal auditors. Additionally, the Compensation Committee periodically reviews the Company’s compensation policies and profile with management to ensure that compensation supports the Company’s goals and strategic objectives without creating risks that may have a material adverse effect on the Company. See “Executive Officer and Director Compensation-Compensation Policies and Practices and Risk Management” for further information about our risk management policies.

Code of Ethics

The Company has adopted a Code Conduct and Business Ethics for Directors and Officers, which applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. A copy is available on the Company’s website, www.icumed.com under the About Us section within Corporate Policies and Disclosures. The Company intends to make any required disclosures regarding amendments to, or waivers of, provisions of its Code of Business Conduct and Ethics for Directors and Officers on its website rather than by filing a Current Report on Form 8-K.

Nominating/Corporate Governance Committee

The Nominating Committee (the “Nominating Committee”) currently consists of Ms. Finney (Chairperson), Mr. Abbey and Ms. Hernandez, each of whom the Board has determined is independent as defined by the NASDAQ Listing Rules. The Nominating Committee operates pursuant to a written charter adopted by the Board, a copy of which can be found under the Investors Relations section of the Company’s website, www.icumed.com. The Nominating Committee’s role is to recommend to the Board policies on Board composition and criteria for Board membership, to identify individuals qualified to serve as directors and approve candidates for director and to recommend directors for appointment to committees of the Board. The Nominating Committee also makes recommendations to the Board concerning the nomination of the Lead Independent Director, the Company’s Corporate Governance Guidelines and Codes of Ethics and Business Conduct, oversees internal investigations of conduct of senior executives, if necessary, and conducts evaluations of the performance of the Board.

In evaluating and determining whether to recommend a person as a candidate for election as a director, the Nominating Committee considers, among other things, relevant management and/or industry experience; values such as integrity, accountability, judgment and adherence to high performance standards; independence pursuant to the guidelines set forth in the NASDAQ Listing Rules; diversity; ability and willingness to undertake the requisite time commitment to Board service; and an absence of conflicts of interest with the Company. Pursuant to our director retirement policy that was adopted on April 30, 2015, no person may stand for election following his or her 76th birthday, and each serving director must resign upon his or her 76th birthday. The policy also requires that as a condition for the nomination of any director who would reach the age of 76 before the end of his or her term, he or she must submit an advance irrevocable resignation that becomes effective on the director's 76th birthday.

While the Nominating Committee does not have a specific policy in place, it believes that diversity brings different perspectives to a board of directors, which leads to a more varied approach to board issues. The Company has a general non-discrimination policy, which the Nominating Committee observes when considering candidates for the Board. While not giving specific weight to any aspect of diversity, the Board believes that its current composition has an appropriate level of diversity with respect to ethnicity and professional experience.

The Nominating Committee may employ a variety of methods for identifying and evaluating nominees for director. The Nominating Committee will assess the need for particular expertise on the Board, the upcoming election cycle of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating Committee will consider various potential candidates for director that may come to the Nominating Committee’s attention through current directors, the Company’s professional advisors, stockholders or others.

    The Nominating Committee will consider candidates recommended by stockholders. The deadlines and procedures for stockholder recommendations of director candidates are discussed below under “Nomination of Directors and Submission of Stockholder Proposals.” Following verification of the stockholder status of persons proposing candidates, the Nominating Committee will make an initial analysis of the qualifications of any candidate recommended by stockholders or others pursuant to the criteria summarized above to determine whether the candidate is qualified for service on the Board before deciding to undertake a complete evaluation of the candidate. Other than the verification of compliance with procedures and stockholder status, and the initial analysis performed by the Nominating Committee, a potential candidate nominated by a stockholder will be treated like any other potential candidate during the review process by the Nominating Committee.

The Board, upon recommendation of our Nominating Committee, has approved and recommended to the Board the nominations of Vivek Jain, George A. Lopez, M.D., David C. Greenberg, Elisha W. Finney, David F. Hoffmeister, Donald M. Abbey, Laurie Hernandez, Kolleen T. Kennedy and William Seeger for election as directors at the Annual Meeting. The Nominating Committee considered the candidates’ qualifications and experience, past contributions to the Board, their willingness to continue to serve and the benefits of continuity in the membership of the Board and determined that the re-election and initial election of the these candidates was appropriate.

On January 6, 2022, in connection with the Company’s acquisition of Smiths Medical 2020 Limited, the holding company of Smiths Group plc's global medical device business, a portion of the purchase consideration for this acquisition was satisfied by the delivery of 2.5 million of the Company's newly issued shares of Common Stock to Smiths Group a wholly owned subsidiary of Smiths Group plc. In connection with the Company's issuance of stock consideration, the Company and Smiths Group entered into a Shareholder's Agreement which gives Smiths Group the right to designate one individual for election to the Board so long as Smiths Group beneficially owns at least 5% of the total outstanding shares of the Company stock. Mr. William Seeger was appointed to the Board in 2022 as Smiths Group’s designated board member.

Audit Committee

The Audit Committee currently consists of four directors, Messrs. Hoffmeister (Chairperson), Greenberg and Seeger and Ms. Finney, all of whom are independent directors as defined by the NASDAQ Listing Rules and Rule 10A(3)(b)(1) of the Securities Exchange Act of 1934 (the “Exchange Act”). As more fully described in the Audit Committee Charter, the Audit Committee oversees the accounting and financial reporting processes of the Company and the audits of its financial statements. The Audit Committee's responsibilities include, but are not limited to, the appointment, compensation, retention and termination of our independent registered public accounting firm, reviewing with management and our independent registered public accounting firm the adequacy of our internal control over financial reporting and disclosure controls and procedures and reviewing and approving our critical accounting policies based on independent auditor recommendations.

The Board adopted a revised written Audit Committee Charter, a copy of which can be found on the Company’s web site, www.icumed.com under he Investor Relations section.

The Board has determined that each of Messrs. Greenberg, Hoffmeister and Seeger and Ms. Finney is an “audit committee financial expert” and is “independent,” as those terms are defined by applicable NASDAQ Listing Rules and SEC regulations.

Audit Committee Report

The Audit Committee has reviewed and discussed the Company's financial statements for the year ended December 31, 2022 with management and has discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. Further, the Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the audit committee concerning independence, and has discussed the independent auditor’s independence with them. Based on these reviews and discussions, the Audit Committee has recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K.

Based upon the review and discussions described in the preceding paragraph, the Audit Committee recommended to the Board that the Company’s audited financial statements for the year ended December 31, 2022 be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC.

AUDIT COMMITTEE

David F. Hoffmeister, Chairperson
David C. Greenberg
Elisha W. Finney
William Seeger

Compensation Committee

    The Board has a Compensation Committee, currently consisting of Messrs. Greenberg (Chairperson), Abbey and Hoffmeister. The Board has determined that all members of the Compensation Committee, none of whom are employees, former employees of, or consultants to, the Company are independent directors as defined by the NASDAQ Listing Standards. The Compensation Committee operates pursuant to a written charter adopted by the Board, a copy of which can be found on the Company’s website, www.icumed.com under the Investor Relations section.

Our Compensation Committee discharges the responsibilities of the Board relating to executive and director compensation. It reviews the performance of the Company and our CEO, sets performance objectives, establishes the compensation of the CEO, recommends to the Board the compensation of the other executive officers and authorizes the grant of options to employees, and awards under our bonus and incentive plans.

Our Compensation Committee engaged Compensia, a national compensation consulting firm in January, to advise on the performance-based compensation structure and awards, including the 2022 MIP and Performance-Based Incentive Plan, and to provide market data and other analysis for compensation of executive officers and members of our Board. Prior to making its decisions for executive officers other than the CEO, the Compensation Committee receives recommendations from the CEO as to the amounts and types of compensation and other awards for those executive officers.

In 2017, our Compensation Committee approved, pursuant to the provisions of the Company's Equity Plan, an aggregate number of RSUs which the CEO can grant in off-cycle to employees, typically related to new hires, subject to certain limitations.

Compensation Committee Report

The Company’s Compensation Discussion and Analysis (“CD&A”) is included elsewhere in this Proxy Statement. Our Compensation Committee has reviewed and discussed the CD&A with management of the Company. Based on these reviews and discussions, our Compensation Committee has recommended to the Board that the CD&A be included in this Proxy Statement and be incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

COMPENSATION COMMITTEE
David Greenberg, Chairperson
David F. Hoffmeister
Donald M. Abbey

Stockholder Communications

The Board has an established process for stockholder communications and it can be found on the Company’s website at http://ir.icumed.com/corporate-governance/governance-contacts.

Compensation Committee Interlocks and Insider Participation

    During 2022, the members of our Compensation Committee were Mr. Greenberg (Chairperson), Mr. Hoffmeister, and Mr. Abbey, none of whom was a current or former employee or officer of the Company. During 2022, none of our executive officers served as a member of the board of directors or Compensation Committee (or other committee performing equivalent functions) of any entity that had one or more executive officers serving on our Board of Directors or Compensation Committee. Related person transactions pursuant to Item 404(a) of Regulation S-K involving those who served on the Compensation Committee during 2022 are described in “Transactions with Related Persons.”

Compensation Consultant Conflict of Interest Analysis

    In 2022, Compensia, the compensation consultant engaged by our Compensation Committee, did not provide any services to us other than its consulting services to the Compensation Committee described above. The Compensation Committee regularly reviews the objectivity and independence of the advice provided by its compensation advisors on executive and non-employee director compensation and believes that the work of Compensia during 2022, raised no conflict of interest. In reaching this conclusion, our Compensation Committee has assessed the independence of Compensia taking into account, among other things, the six factors set forth in Exchange Act Rule 10C-1 and the applicable NASDAQ listing standards.

Family Relationships

    There are no other relationships among the executive officers or directors of the Company.

Transactions with Related Persons

    Item 404 of Regulation S-K requires that we disclose any transactions, since the beginning of our last fiscal year, between us and any related parties, as defined by Item 404, in which the amount involved exceeds $120,000 and in which any related party had or will have a direct or indirect material interest.

    Mr. Nicholas Lopez is the son of Dr. Lopez, a director and the founder of the Company and is the Product Manager, Specialty Infusion Consumables. For 2022, Mr. Nicholas Lopez received approximately $141,000 as compensation for his services as an employee of the Company.

Policies and Procedures Regarding Transactions with Related Persons

We attempt to review all related person transactions to ensure fairness to the Company and proper disclosure under SEC rules. Pursuant to the Audit Committee Charter, our Audit Committee is responsible for reviewing and approving all related person transactions. We also require each of our executive officers and directors to complete a questionnaire that is intended to identify transactions or potential transactions that require disclosure under SEC rules or create a potential conflict of interest. In determining whether to approve a related party transaction, our Audit Committee considers the general fairness of the transaction to the Company, including the material terms and conditions of the proposed transaction, the related party’s interest, the amount involved in the transaction and whether the transaction is on terms comparable to terms available in a transaction involving an unrelated third party.

Pursuant to our written Code of Business Conduct and Ethics, each executive officer or director must receive approval of the Nominating Committee or the Board prior to engaging in certain transactions that are likely to involve a conflict of interest.

Sustainability

We are committed to operating our global business in a manner that enhances not only the well-being of our employees but also their communities. We tie our sustainability strategy to our business strategy, and we evaluate and prioritize the environmental, social and governance factors most relevant to our business and stakeholders.

Our Community

At the local level, our employees are volunteers, community service leaders, members of teams who promote environmental responsibility, and board members of nonprofit organizations. We support our employees’ good works in their communities by promoting activities that include:

•Encouraging employees to bring recycled waste from their homes each month, with proceeds from those recyclables benefiting local charities;
•Organizing cleaning days at neighborhood green areas and public areas, such as beaches and parks;
•Contributing to the world’s leading nonprofits of donated medicines and medical supplies to help bring much-needed healthcare to children and families in regions of the world struck by natural disasters;
•Celebrating World Environment Day and National Green Week; and
•Inspiring youth of today to become better citizens through various activities to protect nature and the planet.

Our People

We encourage, value, and leverage the differences in people and perspectives to make healthcare better. Employee engagement is extremely important to us. By listening to our employees, we hear directly from them and what they feel is important—allowing us to continually improve our culture.

Diversity and inclusion is an imperative supported and driven by leadership. Our Employee Resource Groups act as strategic partners to the business by promoting a culture of diversity and inclusion. Additionally, we strive to support our employees by providing professional development opportunities and competitive compensation and benefit packages.

Environmental Sustainability

As responsible stewards, we endeavor to protect our environment by minimizing waste, reducing energy consumption, and promoting water conservation. Our work to preserve and protect the environment has led to clean industry certification and recognition by state and federal governments.

We understand the consequences of waste generation and our responsibility to reduce waste as much as possible, making it a point to establish relationships with suppliers and service providers who offer, and guarantee, a waste management plan. Our everyday strategy to reduce waste includes measure to:

•Safely dispose of hazardous waste products, including PVC, HDPE, film regrind, oil, oil absorbents, antifreeze, and oil filters;
•Appropriately recycle paper, plastic, glass, metal, electronics, and wooden pallets; and
•Establish paperless manufacturing facilities, conserving environmental resources, and increasing operational efficiencies with new digital technologies.

We have initiated conservation and technology upgrade programs to improve energy efficiency at our facilities, including investing more than $1 million to install electric transformers with energy-saving technology, reducing energy consumption by 10 percent. We are also:

•Using a grid-tiered solar system to provide more efficient clean energy and reduce power consumption;
•Incorporating technology such as HVAC environmental controls, compressors, plant boilers, and cooling towers with more energy-efficient products; and
•Replacing traditional incandescent lighting with energy-efficient lighting solutions, including installing automatic lighting sensors in offices and conference rooms and implementing building designs to take advantage of natural light.

We have invested in water sustainability programs, including a rainwater capture system that uses rainwater in facility cooling and diverts any unused water to a rainwater retention lagoon for later use. Other water conservation programs include:

•Wastewater treatment systems that use treated water for restrooms (not for handwashing) and irrigation of green areas;
•Replacement of grass and trees in more drought-prone areas with drought-tolerant landscaping to reduce the need for irrigation; and
•Installation of water-saving devices, such as photocell sensors on faucets in dining rooms and restrooms.

PROPOSALS REQUIRING YOUR VOTE

Proposal 1- Election of Directors

    Nominees and Directors

    All nine directors currently constituting the Board, whose terms expire in 2023, are standing for reelection at the Annual Meeting to serve until the next annual meeting of stockholders or until such directors' successors are elected and qualified or until the earlier of such director's resignation, removal, death, retirement or disqualification.

    Based on the recommendation of the Nominating Committee, the Board nominated and recommends that you vote FOR Vivek Jain, George A. Lopez, M.D., David C. Greenberg, Elisha W. Finney, David F. Hoffmeister, Donald M. Abbey, Laurie Hernandez, Kolleen Kennedy and William Seeger who are currently members of the Board and whose current terms of office will expire at the Annual Meeting.

    It is not anticipated that the nominees will decline or be unable to serve as directors. If, however, that should occur, the proxy holders will vote the proxies in their discretion for any nominee designated to fill the vacancy by the Company’s Nominating Committee.

    The following are summaries of the background, business experience and descriptions of the principal occupations of our directors. Directors’ ages are as of March 21, 2023.

Vivek Jain

Mr. Jain, 51, joined the Company as CEO and Chairman of the Board in February 2014. The Board believes that including the CEO as a director is an efficient way of ensuring continuity between the development and execution of the Company’s business strategies. Mr. Jain served as CareFusion Corporation's (“CareFusion”) President of Procedural Solutions from 2011 to February 2014. Mr. Jain served as President, Medical Technologies and Services of CareFusion from 2009 until 2011. Mr. Jain served as the Executive Vice-President-Strategy and Corporate Development of Cardinal Health from 2007 until 2009. Mr. Jain served as Senior Vice President, Business Development and M&A for the Philips Medical Systems business of Koninklijke Philips Electronics N.V., an electronics company from 2006 to August 2007. Mr. Jain served as an investment banker at J.P. Morgan Securities, Inc., an investment banking firm, from 1994 to 2006. Mr. Jain's last position with J.P. Morgan was as Co-Head of Global Healthcare Investment Banking from 2002 to 2006. Mr. Jain currently serves on the Board of Directors for Envista Holdings Corporation since 2020.

George A. Lopez, M.D.

Dr. Lopez, 75, has been a director since 1984. He is the founder of the Company and served as Chairman of the Board, President and CEO from 1989 to October 2013, stepping down from these positions for health reasons. The Board believes Mr. Lopez should serve as a director due to his extensive experience with the Company and industry knowledge provides an invaluable insight to the Board on issues involving the Company and its goals.

David C. Greenberg

    Mr. Greenberg, 56, has been a director since 2015, serves as Lead Independent Director and Chair of the Compensation Committee and is a member of the Audit Committee. Mr. Greenberg is currently serving as Chief Executive Officer of HomeThrive, Inc. Mr. Greenberg joined HomeThrive, Inc. in October 2018. Mr. Greenberg was Executive Vice President, Strategy of Medline Industries, Inc. (“Medline”) from June 2008 to October 2018. Medline is a privately held manufacturer and distributor of medical supplies uniquely positioned to provide products, education and support across the continuum of care. In that capacity, Mr. Greenberg was a member of Medline’s Executive Board and advised top leadership/ownership on all aspects of the business. Mr. Greenberg was responsible for Strategy, Business Development and M&A. Additionally, Mr. Greenberg was a Group President and had responsibility for Medline’s distribution business and several manufacturing and marketing divisions. Mr. Greenberg has served on the board of directors for Amendia, Inc., a spinal implant company. Previously, Mr. Greenberg spent thirteen years in a variety of leadership positions within Aon Corporation, including Chief Financial Officer of its Aon Global subsidiary. Mr. Greenberg previously served as a director at Potrero Medical, Inc., the latest spinout of medical device incubator Theranova, LLC. Currently Mr. Greenberg serves on the board of directors of HomeThrive, Inc. since October 2018 and Canadian Hospital Specialties, a privately held medical device manufacturer and specialty distributor, since April 2021. The Board believes Mr. Greenberg should serve as a director due to his extensive knowledge and experience in the medical industry, demonstrated executive leadership in business and insight into financial matters.

Elisha W. Finney

    Ms. Finney, 61, has been a director since January 2016, and serves as Chair of the Nominating Committee and is a member of the Audit Committee. Ms. Finney, now retired, was named Vice President, Finance and CFO of Varian Medical Systems in April 1999. In January 2005, she was promoted to Senior Vice President and given additional management responsibility for the Corporate Information Systems group. She was named Executive Vice President in February 2012. Varian Medical Systems is a leading manufacturer of medical devices and software for treating cancer and other medical conditions with radiotherapy, radiosurgery, proton therapy and brachytherapy. Ms. Finney managed a worldwide staff of 400. Her management responsibilities included corporate accounting; corporate communications and investor relations; internal financial and compliance audit; risk management; tax and treasury, and corporate information systems. Ms. Finney joined Varian as risk manager in 1988 and has assumed a wide variety of finance functions over her last 29 years with the company. Prior to joining Varian, Ms. Finney was with the Fox Group in Foster City, CA, and Beatrice Foods, a major food processing company, in Chicago, IL. Ms. Finney has served on the boards of: NanoString Technologies, a company that specializes in development of cancer diagnostics tools, since May 2017; Mettler Toledo, a multinational manufacturer of scales and analytical instruments, since November 2017; and Viatris, a global pharmaceutical and healthcare corporation, since December 2022. Ms. Finney previously served on the boards of directors of: Laserscope from August 2005 until July 2006 when Laserscope was sold to American Medical Systems; Thoratec, a developer, manufacturer and marketer of proprietary medical devices for mechanical circulatory support from July 2007 to May 2013; Altera Corporation, a manufacturer of programmable logic devices from September 2011 until December 2015, when Altera was sold to Intel; Cutera, Inc. a global provider of laser and other energy-based aesthetic systems, from November 2017 to May 2019; and iRobot Corporation, a robotics technology company, from January 2017 to November 2021. The Board believes Ms. Finney should serve as a director due to her extensive knowledge and experience in the medical industry and her financial knowledge and experience, particularly with respect to her service on the Audit Committee.

David F. Hoffmeister

    Mr. Hoffmeister, 68, has been director since January 2018 and serves as Chair of the Audit Committee and a member of the Compensation Committee. Mr. Hoffmeister served as Senior Vice President and Chief Financial Officer of Life Technologies Corp. from 2004 to 2014. Prior to joining Life Technologies, Mr. Hoffmeister was a senior partner with McKinsey & Co., focusing on health care, private equity and chemicals industries. Before joining McKinsey, Mr. Hoffmeister held financial positions at GTE Corp. and W.R. Grace and Co. Mr. Hoffmeister currently serves on the boards of Kaiser Foundation Health Plan, Inc. and Kaiser Foundation Hospitals and has since November of 2014. Mr. Hoffmeister currently serves on the Board of Directors of Glaukos Corp. and has since 2014; Celanese Corp., since 2005; and Stepstone Group, Inc. since 2020. Mr. Hoffmeister received a bachelor’s of science degree from University of Minnesota and a M.B.A. from University of Chicago. The Board believes Mr. Hoffmeister should serve as a director due to his strong finance background and extensive experience as a chief financial officer of a global biotechnology company.

Donald M. Abbey

    Mr. Abbey, 56, has been a director since January 2018 and is a member of the Nominating Committee and the Compensation Committee. Mr. Abbey is currently serving as Executive Vice President, Global Business Services, IT, Quality and Regulatory Affairs at Dexcom, Inc. (“Dexcom”). Mr. Abbey joined Dexcom in May of 2016. Prior to joining Dexcom, Mr. Abbey was with Becton Dickinson (who acquired CareFusion Corporation in 2015 and which was spun out of Cardinal Health in 2009 (collectively, “BD”) from 2007. Mr. Abbey served in many roles over his years at BD including most recently as the Senior Vice President, Quality and Regulatory. Prior to his time at BD, Mr. Abbey held senior quality and regulatory affairs and general management positions with Respironics, Welch Allyn and Philips Healthcare. Mr. Abbey began his career at Varian Medical and Boston Scientific holding positions with increasing responsibility in research and development and quality. Mr. Abbey received a B.S.E.E from Washington State University and a M.B.A from University of Washington. The Board believes Mr. Abbey should serve as a director due to his extensive knowledge and experience in the medical industry and particularly, his knowledge of compliance and regulatory requirements.

Laurie Hernandez

Ms. Hernandez, 65, has been a director since July 2021 and is a member of the Nominating Committee. Ms. Hernandez is a retired healthcare executive with over 25 years of strategic healthcare experience. Ms. Hernandez joined Baxter

Healthcare Corporation (“Baxter”) in November of 2007 and has assumed a wide variety of strategic positions over her 10 years with that company. Prior to joining Baxter, Ms. Hernandez was with Hospira Inc. in Lake Forest, Illinois. Ms. Hernandez previously served on the boards of Sinai Health System in Chicago, Illinois and Lambs Farm in Libertyville, Illinois. The Board believes Ms. Hernandez should serve as a director due to her extensive experience in the medical industry.

Kolleen T. Kennedy

Ms. Kennedy, 63, has been a director since December 2021 and recently retired as President, Proton Solutions & Chief Growth Officer at Varian Medical Systems (“Varian”) in December 2021. Ms. Kennedy joined Varian in 1997 as Marketing Manager for radiation therapy delivery systems, and assumed other strategic roles over 24 years including Executive Vice President of Varian Oncology Systems, the market leading radiation therapy business division with nearly 7,000 employees worldwide. Prior to joining Varian, Ms. Kennedy was with Siemens Medical Systems and Radiation Oncology Computer Systems in oncology product sales and marketing. Ms. Kennedy received BS degrees in Radiation Oncology and Psychology from Wayne State University as well as an MS degree in Medical Physics from the University of Colorado. Ms. Kennedy currently serves on the board of Wayne State University Foundation since 2018, served on the board of the City Cancer Challenge Foundation from 2018 to 2022, and served on the board of the Radiation Oncology Institute from 2018 to 2021. The Board believes Ms. Kennedy should serve as a director due to her relevant knowledge and history in the medical industry.

William Seeger

Mr. Seeger, 71, has been a director since February 2022. Mr. Seeger, now retired, joined GKN plc, a global engineering group, in 2003 and was Group Finance Director until his retirement in 2014. At GKN plc he also held the roles of CEO of the Propulsion Systems Division, and CFO of the Aerospace Division. Earlier in his career Mr. Seeger spent 30 years at TRW, a U.S.-based automotive and aerospace group, where he held various senior finance positions. Mr. Seeger currently serves on the board of Spectris plc since 2015, Smiths Group PLC since 2014 and served on the board of GKN plc from 2007 to 2014. As mentioned above, in connection with the Company's issuance of stock consideration for the acquisition of Smiths, the Company and Smiths Group entered into a Shareholder's Agreement which gives Smiths Group the right to designate one individual for election to the Board so long as Smiths Group beneficially owns at least 5% of the total outstanding shares of the Company stock. Mr. Seeger is Smiths Group’s designated director.

Proposal 2 - Approve an amendment to the Amended and Restated ICU Medical, Inc. 2011 Stock Incentive Plan

Introduction

On March 14, 2023, our Board of Directors adopted a second amendment to the Amended and Restated ICU Medical, Inc. 2011 Stock Incentive Plan (as amended, the “Plan”), which (i) increases the number of shares available under the Plan by 2,186,000 shares of common stock, (ii) increases the number of shares which may be granted as incentive stock options (“ISOs”) under the Plan by 2,186,000 shares of common stock, (iii) introduces certain limited exceptions to the Plan’s minimum vesting provision, (iv) provides that awards outstanding under the Plan shall be subject to any clawback policy maintained by the Company and (v) extends the right to grant awards under the Plan through March 14, 2033 (the “Amendment”).
The Amendment is subject to stockholder approval. If approved by our stockholders, the Amendment will become effective as of the date the Board adopted the Amendment. The Board recommends that you vote “FOR” the approval of the Amendment.

Within this Proposal 2, we refer to the Plan, as amended by the Amendment, as the “Amended Plan”.

Proposed Share Reserve Increase and Shares Available for Issuance

We are asking our stockholders to approve the Amendment because we believe the availability of an adequate reserve of shares under the Plan is an integral part of our compensation program, as well as our continued growth and success. The Plan was structured to provide the Company with the necessary flexibility to design long-term incentive programs for our employees that align with our compensation philosophy, and more effectively support the strategic priorities of our organization. The equity-based awards issued under the Plan increase our ability to attract, motivate, and retain high quality talent, as providing equity-based awards is critical to achieving success as we compete for talent in an industry in which equity compensation is market practice and is expected by many existing personnel and prospective candidates. Further, we believe that grants of equity-based incentive awards are necessary to enable us to design and implement executive compensation programs that retain our key employees, compensate those employees based on the performance of the Company and other individual performance factors and align the goals and objectives of our employees with the interests of our stockholders. If the Amendment is not approved, we believe the foregoing goals will be adversely affected.

The Plan, as amended and restated, was adopted by our Board on March 27, 2017, and was approved by our stockholders at our 2017 Annual Meeting of Stockholders, held on May 9, 2017, and was subsequently amended by our Board on December 31, 2019. Since 2017, our employee population has significantly increased due to acquisitions and we have not sought additional shares under the Plan in approximately six years.

The Amendment increases the number of shares available under the Plan by 2,186,000 shares to 6,365,510 shares of common stock. To the extent we grant any awards under the Plan between March 8, 2023 and the date of this Annual Meeting, the available share reserve under the Amended Plan will be reduced from 151,855 shares (i.e., the remaining available reserve as of March 8, 2023 (151,855 plus 2,186,000 shares) by the number of shares that we grant under the Plan during such period.

Set forth below is the number of shares available for future issuance pursuant to outstanding and future equity awards under the Plan as of March 8, 2023.

Number of shares that were authorized for future grants	151,855
Number of full-value awards outstanding (time- or performance-based restricted stock units, at “target” for performance-based awards)	193,523
Number of options outstanding	524,899
Weighted average remaining term of outstanding options	1.78
Weighted average exercise price of outstanding options	$78.45

Background of Determination of Shares Under the Amendment

In its determination to approve the Amendment, the Board was primarily motivated by a desire to ensure the Company has an available pool of shares from which to grant long-term equity-based incentive awards, which the Board believes is a primary incentive and retention mechanism for our employees, consultants and directors. The Board considered key factors in making its determination including our historical grant rates, the shares remaining available for issuance under the Plan, and the potential dilution associated with the Plan. Additionally, the Board reviewed the recommendations of our Compensation Committee, which were based on an analysis prepared by and recommendations of Compensia, our independent outside compensation consultant.

This review included a consideration of the following key metrics, factors and philosophies:

•In fiscal year 2022, we granted equity awards covering 184,873 shares of our common stock. On average, over the fiscal 2020 – 2022 period, we granted 154,690 shares annually. The amounts include performance-based restricted stock unit (“PSU”) awards based on the achievement of “target” performance goals.

•Our three-year average burn rate was approximately 0.7%.

	2020	2021	2022	Three-Year Average
Options Granted	7,190	7,910	7,620	7,573
Restricted Stock Units Granted	87,830	84,388	116,870	96,363
PSUs Vested	80,654	32,013	46,317	52,995
Total Shares (1)	175,674	124,311	170,807	156,931
PSUs Granted (2)	38,633	53,246	60,383	50,754
Weighted Average Shares Outstanding - Basic	20,906,901	21,205,809	23,868,132	21,993,614
__________________________
(1) Reflects the aggregate amount of options and restricted stock units granted, and PSUs vested in the applicable year.
(2) Reflects PSU awards granted in the applicable year based on the achievement of “target” performance goals.

•An additional metric that we use to measure the cumulative dilutive impact of our equity-based awards program is fully diluted overhang, which is the sum of (1) the number of shares subject to equity awards outstanding, but not exercised or settled and (2) the number of shares available to be granted under our equity compensation plans, divided by the sum of  (1) the total common shares outstanding, (2) the number of shares subject to equity awards outstanding but not exercised or settled, and (3) the number of shares available to be granted under our equity compensation plans. Our approximate overhang as of March 8, 2023 was 3.5%. If the Amendment had been approved as of such date, our approximate potential overhang would increase to 11.3% and then would decline over time.

•If we exhaust the share reserve under the Plan without approval of the Amendment, we would lose an important element of our compensation program that is essential to attract, motivate and retain highly qualified talent, and that aligns the interests of our employees with our stockholders.

In light of the factors described above, the Board believes that the size of the share reserve proposed by the Amendment is reasonable and appropriate at this time.

Stockholder Approval

As mentioned above, if this Amendment is approved then an aggregate of 6,365,510 shares of our common stock will be reserved for issuance pursuant to the Amended Plan, all of which may be granted as ISOs pursuant to Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Approval of the Amendment will constitute approval pursuant to the NASDAQ stockholder approval requirements applicable to equity compensation plans and approval pursuant to the stockholder approval requirements of Section 422 of the Code relating to ISOs (to the extent required by the Code).

If our stockholders do not approve the Amendment pursuant to this Proposal 2, the additional shares proposed by the Amendment will not become available for issuance, the term of the Plan will not be extended and the other amendments will not become effective; instead, the Plan will continue in full force and effect, without giving effect to the Amendment, and we may continue to grant equity-based awards under the Plan subject to shares remaining available for grant under the Plan.

Material Terms of the Amended Plan

Summary of the Amended Plan

This section summarizes certain principal features of the Amended Plan. The summary is qualified in its entirety by reference to the complete text of the Plan, as amended by the Amendment, which is attached as Annex B to this proxy statement. A copy of the Plan is attached as Exhibit 10.6 to the Annual Report on Form 10-K that we filed with the SEC on February 27, 2023 and an Amendment to the Plan is attached as Exhibit 10.12 to the Annual Report on Form 10-K that we filed with the SEC on March 2, 2020.

Eligibility and Administration. Our employees, consultants, and directors are eligible to receive awards under the Amended Plan. Currently, approximately 340 employees, six directors and no consultants are eligible to receive awards under the Amended Plan.

The Amended Plan is administered, with respect to grants to officers, employees, directors, and consultants, by the Amended Plan administrator (the “Administrator”), defined as the Board or one or more committees designated by the Board. The Compensation Committee currently acts as the Administrator. With respect to grants to officers and directors, the Compensation Committee will be constituted in such a manner as to satisfy applicable laws, including Rule 16b-3 promulgated under the Exchange Act. The Board may authorize one or more officers to grant awards to employees and consultants, and may limit such authority from time to time.

Subject to the limitations imposed under the Amended Plan and applicable laws, the Administrator will have the authority to take all actions and make all determinations under the Amended Plan, to interpret the Amended Plan and award agreements, to amend the terms of any awards and to take any other action as the Administrator deems appropriate. The Administrator will also have the authority to determine which service providers receive awards, grant awards and set the terms and conditions of all awards under the Amended Plan, including any vesting and vesting acceleration provisions, subject to the conditions and limitations in the Amended Plan.

Purpose. The purposes of the Amended Plan are to attract and retain the best available personnel, to provide additional incentives to our employees, consultants and directors through ownership of our shares, and to promote the success of the Company’s business.

Limitation on Awards and Shares Available. An aggregate of 4,179,510 shares of our common stock were available for issuance under awards granted pursuant to the Plan (prior to the Amendment). As of March 8, 2023, there were 151,855 shares remaining available for grant under the Plan (assuming the payout of outstanding PSU awards at “target” performance goals). As described above, if this Proposal 2 is approved, the maximum aggregate number of shares which may be issued pursuant to all awards under the Amended Plan will be increased by 2,186,000 shares to a total of 6,365,510 shares. To the extent we grant any awards between March 8, 2023 and the date of the Annual Meeting, the available share reserve under the Amended Plan will be reduced from 151,855 shares (i.e., the remaining available reserve as of March 8, 2023 (151,855 plus 2,186,000 shares) by the number of shares that we grant under the Plan, if any, during such period. The maximum of shares which may be granted as ISOs under the Amended Plan is 6,365,510.
Shares issued in connection with options and stock appreciation rights (“SARs”) will be charged against the Amended Plan’s share reserve on the basis of one share for each share issued in connection with such awards (and will be counted as one share for each share that is returned or deemed not to have been issued from the Amended Plan). Each share subject to awards other than options and SARs will be charged against the Amended Plan’s share reserve on the basis of 2.09 shares for each share issued in connection with such awards (and will be counted as 2.09 shares for each share that is returned or deemed not to have been issued from the Amended Plan). Any shares covered by an award which is forfeited, canceled, expires or is settled in cash, will be deemed not to have been issued for purposes of determining the maximum number of shares which may be issued under the Amended Plan. Shares that have been issued under the Amended Plan pursuant to an award will not be returned to the Amended Plan and will not become available for future grant under the Amended Plan, except where unvested shares are forfeited or repurchased by the Company at the lower of their original purchase price or their fair market value. Shares tendered or withheld in payment of an option exercise price, shares withheld by the Company to pay any tax withholding obligation, all shares covered by the portion of a SAR that is exercised and shares purchased on the open market by the Company with the cash proceeds received from the exercise of options will not be returned to the Amended Plan and will not become available for future issuance under the Amended Plan.

The maximum number of shares with respect to which options and SARs that may be granted under the Amended Plan to a participant during a calendar year is 500,000 shares. For awards of restricted stock and restricted stock units that are intended to be performance-based compensation under Section 162(m) of the Code, the maximum number of shares subject to such awards that may be granted under the Amended Plan to a participant during a calendar year is 250,000 shares. The foregoing limitations will be adjusted proportionately by the Administrator in the event of a stock split, reverse stock split, stock dividend, combination or reclassification of shares or other similar change in our shares or our capital structure, and its determination will be final, binding and conclusive.

The Amended Plan provides that the sum of any cash compensation and the aggregate grant date fair value (determined as of the date of the grant under ASC Topic 718, or any successor thereto) of all awards granted to a non-employee director as compensation for services as a non-employee director with respect to any calendar year, or director limit, may not exceed the amount equal to $750,000.

Types of Awards

The Amended Plan provides for the grant of stock options, including ISOs and nonqualified stock options (“NSOs”), SARs, restricted stock, dividend equivalent rights, restricted stock units and other rights or benefits. Certain awards under the Amended Plan may constitute or provide for payment of “nonqualified deferred compensation” under Section 409A of the Code, which may impose additional requirements on the terms and conditions of such awards. All awards under the Amended Plan are evidenced by award agreements, which detail the terms and conditions of awards, including any applicable vesting (including performance-based vesting) and payment terms and post-termination exercise limitations. Awards other than cash awards generally are settled in shares of our common stock, but the applicable award agreement may provide for cash settlement of any award. A brief description of each award type follows.

•Stock Options and SARs. Stock options provide for the purchase of shares of our common stock in the future at an exercise price set on the grant date. ISOs, in contrast to NSOs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Code are satisfied. SARs entitle their holder, upon exercise, to receive from us an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. The exercise price of a stock option or SAR may not be less than 100% of the fair market value of the underlying share on the grant date (or 110% in the case of ISOs granted to certain significant stockholders), except with respect to certain substitute awards granted in connection with a corporate transaction. The term of a stock option or SAR may not be longer than ten years (or five years in the case of ISOs granted to certain significant stockholders).
•Restricted Stock. Restricted stock is an award of nontransferable shares of our common stock that are subject to certain vesting conditions and other restrictions. Dividends with respect to restricted stock will only be paid to the extent that the vesting conditions of the underlying award are satisfied.

•Restricted Stock Units. Restricted stock units are contractual promises to deliver shares of our common stock in the future, which may also remain forfeitable unless and until specified conditions are met and may be accompanied by the right to receive the equivalent value of dividends paid on shares of common stock prior to the delivery of the underlying shares (i.e., dividend equivalent rights). The Administrator may provide that the delivery of the shares underlying restricted stock units will be deferred on a mandatory basis or at the election of the participant. The terms and conditions applicable to restricted stock units will be determined by the Administrator, subject to the conditions and limitations contained in the Amended Plan.
•Other Awards. The Amended Plan provides for the grant of other rights or benefits which may consist of awards of cash, fully vested shares of our common stock and other awards valued wholly or partially by referring to, or otherwise based on, shares of our common stock. Other stock or cash based awards may be granted to participants and may also be available as a payment form in the settlement of other awards, as standalone payments and as payment in lieu of compensation to which a participant is otherwise entitled.
•Dividend Equivalent Rights. Dividend equivalent rights represent the right to receive the equivalent value of dividends paid on shares of our common stock and may be granted alone or in tandem with awards other than stock options or SARs. Dividend equivalent rights are credited as of the dividend record dates during the period between the date an award is granted and the date such award vests, is exercised, is distributed or expires, as determined by the Administrator. Dividend equivalent rights will only be paid to the extent that the vesting conditions of the underlying award are satisfied and the award vests.

Change in Capitalization

The Administrator has broad discretion to take action under the Amended Plan, as well as make adjustments to the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events affecting our common stock, such as stock dividends, stock splits, mergers, acquisitions, consolidations and other corporate transactions. In addition, in the event of certain non-reciprocal transactions with our stockholders known as “equity restructurings,” the Administrator shall make equitable adjustments to the Amended Plan and outstanding awards.

Corporate Transaction / Change in Control

With respect to awards granted prior to May 9, 2017, upon the consummation of a corporate transaction, all outstanding awards under the Amended Plan will terminate unless the awards are assumed in connection with the corporate transaction. In addition, except as provided otherwise in an individual award agreement, for the portion of each award that is neither assumed nor replaced, such portion of the award will automatically become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at fair market value) for all of the shares (or other consideration) at the time represented by such portion of the award, immediately prior to the specified effective date of such corporate transaction, provided that the grantee’s continuous service has not terminated prior to such date.

With respect to awards granted on or after May 9, 2017, if a change in control occurs and awards are not assumed or replaced by the surviving or successor entity in such change in control, then immediately prior to the change in control such awards, to the extent not assumed or replaced, will become fully vested and, as applicable, exercisable and will be deemed exercised or canceled in exchange for payment of the transaction consideration (net of any applicable exercise or purchase price due) immediately prior to the consummation of such transaction, and all forfeiture, repurchase and other restrictions on such awards will lapse immediately prior to such transaction. If an award vests and, as applicable, is exercised or canceled and paid out in lieu of being assumed or replaced in connection with a change in control, the award will terminate upon the change in control.

Minimum Vesting

The Amended Plan contains a minimum vesting requirement, subject to certain adjustment provisions in the Amended Plan, that awards pursuant to the Amended Plan on or following May 9, 2017 may not vest earlier than the date that is one year following the grant date of the award; provided, however, that such minimum vesting provision will not apply to awards that result in the issuance of an aggregate of up to 5% of the aggregate share limit under the Amended Plan. Additionally, the Administrator may choose to accelerate the vesting of any award in connection with or following a holder’s death, disability, termination of service or the consummation of a change in control.
If this Proposal 2 is approved, for awards granted on or following the effective date of the Amendment, the limited exceptions to the minimum vesting requirement will include, in addition to the exception for the issuance of awards in an aggregate of up to 5% of the aggregate share limit, the issuance of (i) awards delivered in lieu of cash compensation, (ii) annual equity grants to non-employee directors for which the vesting period runs from the date of one annual meeting of the Company’s stockholders to the next annual meeting of the Company’s stockholders and which is at least 50 weeks after the immediately preceding year’s annual meeting, and (iii) substitute awards.

No Repricings without Stockholder Approval

The Company will obtain stockholder approval prior to (i) the reduction of the exercise price of any option or the base appreciation amount of any SAR awarded under the Amended Plan or (ii) the cancellation of an option or SAR at a time when its exercise price or base appreciation amount exceeds the fair market value of the underlying shares, in exchange for cash or for another option, restricted stock or other award (unless the cancellation and exchange occurs in connection with a change in control or other corporate transaction). Notwithstanding the foregoing, cancelling an option or SAR in exchange for another option, SAR, restricted stock, or other award with an exercise price, purchase price or base appreciation amount that is equal to or greater than the exercise price or base appreciation amount of the original option or stock appreciation right will not be subject to stockholder approval.

Plan Amendment and Termination

Our Board may amend, suspend or terminate the Amended Plan at any time; however, no suspension or termination may adversely affect an award outstanding under the Amended Plan, and stockholder approval will be obtained for any amendment to the extent necessary to comply with applicable laws. The Amended Plan will remain in effect until the tenth anniversary of the date on which our Board adopted the Amendment, unless earlier terminated. No awards may be granted under the Amended Plan after its termination.

Clawback Provisions, Transferability and Participant Payments

The Amendment provides that all awards will be subject to any company clawback policy as set forth in such clawback policy or the applicable award agreement. Awards under the Amended Plan are generally non-transferrable, except by will or the laws of descent and distribution, or, with respect to awards other than ISOs, subject to the Administrator’s consent, pursuant to a domestic relations order, and are generally exercisable only by the participant. With regard to tax withholding, exercise price and purchase price obligations arising in connection with awards under the Amended Plan, the Administrator may, in its discretion, accept cash or check, shares of our common stock that meet specified conditions, and with respect to options, payment through a broker-dealer sale or a “net exercise”, or such other consideration as it deems suitable.

Material U.S. Federal Income Tax Consequences

The following is a general summary under current law of the principal United States federal income tax consequences related to awards under the Amended Plan. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. This summary is not intended as tax advice to participants, who should consult their own tax advisors.

•Non-Qualified Stock Options. If an optionee is granted an NSO under the Amended Plan, the optionee should not have taxable income on the grant of the option. Generally, the optionee should recognize ordinary income at the time of exercise in an amount equal to the fair market value of the shares acquired on the date of exercise, less the exercise price paid for the shares. The optionee’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the optionee exercises such option. Any subsequent gain or loss will be taxable as a long-term or short-term capital gain or loss. We or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the optionee recognizes ordinary income.
•Incentive Stock Options. A participant receiving ISOs should not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant should not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares of our common stock received over the option exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an ISO is held for a minimum of two years from the date of grant and one year from the date of exercise and otherwise satisfies the ISO requirements, the gain or loss (in an amount equal to the difference between the fair market value on the date of disposition and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and we will not be entitled to any deduction. If the holding period requirements are not met, the ISO will be treated as one that does not meet the requirements of the Code for ISOs and the participant will recognize ordinary income at the time of the disposition equal to the excess of the amount realized over the exercise price, but not more than the excess of the fair market value of the shares on the date the ISO is exercised over the exercise price, with any remaining gain or loss being treated as capital gain or capital loss. We or our subsidiaries or affiliates generally are not entitled to a federal income tax deduction upon either the exercise of an ISO or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income on disposition of the shares.
•Other Awards. The current federal income tax consequences of other awards authorized under the Amended Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as NSOs; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant through a Section 83(b) election); restricted stock units, dividend equivalent rights and other stock or cash based awards are generally subject to tax at the time of payment. We or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the optionee recognizes ordinary income.

Section 409A of the Code

Certain types of awards under the Amended Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest, penalties and additional state taxes). To the extent applicable, the Amended Plan and awards granted under the Amended Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code. To the extent determined necessary or appropriate by the Administrator, the Amended Plan and applicable award agreements may be amended to further comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code.

New Plan Benefits

Except with respect to (i) grants of restricted stock units that will be awarded to each non-employee director serving on our Board on the date of this Annual Meeting as reflected in the table below (which, pursuant to our director compensation program, each non-employee director serving on our Board as of the Annual Meeting will be granted restricted stock units valued at approximately $180,000 in the aggregate, which will vest over a one-year period from the date of grant subject to continued service), and (ii) grants of $34,275,582 that were awarded to our named executive officers, other executive officers and other employees in March 2023 in an aggregate amount of 222,641 shares as reflected in the table below, the number of awards that our named executive officers, directors, other executive officers and other employees may receive under the Amended Plan in the future will be determined in the discretion of our Board or Compensation Committee. If this Proposal 2 is not approved by stockholders at the Annual Meeting, then the Plan shall continue on its existing terms and the Amended Plan, including any awards granted under the Amended Plan between March 8, 2023 and the date of this Annual Meeting, shall be of no force or effect.
Other than as set forth in the table below, neither our Board nor the Compensation Committee has made any determination to make future grants to any persons under the Amended Plan as of the date of this Proxy Statement. Therefore, it is not possible to determine the future benefits that will be received by these participants under the Amended Plan, or the benefits that would have been received by such participants if the Amended Plan had been in effect in the year ended December 31, 2022.

Name and Position	Dollar Value ($)	Number of Shares/Units (#)
Named Executive Officers:
Vivek Jain, Chief Executive Officer and Chairman of the Board	4,500,112	29,231
Brian Bonnell, Chief Financial Officer and Treasurer	3,000,024	19,487
Christian B. Voigtlander, Chief Operating Officer	3,000,024	19,487
Daniel Woolson, Corporate Vice President, General Manager - Infusion Systems	1,350,142	8,770
Virginia Sanzone, Corporate Vice President, General Counsel	1,500,089	9,744
All Current Executive Officers as a Group	13,350,391	86,719
All Current Non-Executive Directors as a Group	1,080,000	(1)
All Employees, Including all Current Officers who are not Executive Officers, as a Group	20,925,191	135,922
________________________
(1) The number of shares/units to be granted to non-employee directors is not included in the table above as their equity award will depend on the value of our common stock on the grant date.

Plan Benefits

The table below sets forth summary information concerning the number of shares of our common stock subject to equity awards granted to certain persons under the Amended Plan as of March 15, 2023. The per share market value of our stock on that date was $153.95.

Certain awards set forth in this table for the named executive officers were granted in 2022 and therefore are also included in the Summary Compensation Table and in the Grants of Plan-Based Awards Table set forth in this Proxy Statement and are not additional awards. Certain awards set forth in this table for the non-employee directors were granted in 2022 and therefore also are included in the Director Compensation Table set forth in this Proxy Statement and are not additional awards. Additionally, certain awards set forth in this table for the named executive officers, other executive officers and other employees were granted in March 2023 and are also included in the New Plan Benefits Table above and are not additional awards.

Name and Position	Options (#)	Restricted Stock Units (#)	Performance-Based Restricted Stock Units (#) (1)
Named Executive Officers:
Vivek Jain, Chief Executive Officer and Chairman of the Board	561,373	83,267	66,787
Brian Bonnell, Chief Financial Officer and Treasurer	—	33,249	27,458
Christian B. Voigtlander, Chief Operating Officer	100,000	40,559	40,556
Daniel Woolson, Corporate Vice President, General Manager - Infusion Systems	—	10,469	29,451
Virginia Sanzone, Corporate Vice President, General Counsel	—	22,485	32,288
All Current Executive Officers as a Group	661,373	190,029	196,540
All Current Non-Executive Directors as a Group	250,661	13,357	—
Current Director Nominees: (2)
George A. Lopez, M.D.	208,433	—	—
David C. Greenberg	13,522	4,089	—
Elisha W. Finney	11,893	3,659	—
David F. Hoffmeister	6,419	2,079	—
Donald M. Abbey	6,419	2,079	—
Laurie Hernandez	2,325	837	—
Kolleen Kennedy	1,650	614	—
William Seeger	—	—	—
Each Associate of any such Directors, Executive Officers or Nominees	—	—	—
Each Other Person who Received or are to Receive 5% of Such Options or Rights	—	—	—
All Employees, Including all Current Officers who are not Executive Officers, as a Group	1,010,599	610,364	188,199
_______________________
(1) Based on "target" PSU awards granted for currently outstanding awards; otherwise based on actual PSU awards vested.
(2) The information for Mr. Jain, who is standing for reelection at the Annual Meeting, is set forth above.

Vote Required

Approval of the Amendment will require the affirmative vote of the holders of a majority of the votes cast on the matter affirmatively or negatively. Under our Bylaws, a share present at the meeting but for which there is an abstention or as to which a stockholder gives no authority or direction as to a particular proposal, shall be counted as present for purpose of establishing a quorum but shall not be counted as a vote cast for or against the proposal.

Board Recommendation

The Board recommends a vote FOR approval of the Amendment to the Amended and Restated ICU Medical, Inc. 2011 Stock Incentive Plan.

Proposal 3 - Ratification of Appointment of Independent Registered Public Accounting Firm
    Deloitte & Touche LLP (“Deloitte”) has been the Company’s independent registered public accounting firm since its selection by the Audit Committee on March 19, 2008. Deloitte was most recently ratified by the stockholders at the 2022 Annual Meeting of Stockholders as the independent registered public accounting firm of the Company for the year ended December 31, 2022.

    The Audit Committee has appointed Deloitte to continue as the independent registered accounting firm of the Company for the year ending December 31, 2023. Representatives of Deloitte are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and respond to appropriate questions. Although the ratification by stockholders is not required by our bylaws or otherwise, the Board is submitting the selection of Deloitte to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm and it is a good corporate governance practice. If our stockholders do not ratify the selection, it will be considered as notice to the Board and the audit committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

    The Board recommends that you vote FOR the ratification of the appointment of Deloitte.

Fees Paid to Auditors

    It is the policy of our Audit Committee to have the engagement of our independent registered public accounting firm to perform any audit or non-audit services approved in advance by the Audit Committee. Such approval authority is delegated to the Chairman of the Audit Committee on behalf of the Audit Committee as permitted by the Audit Committee Charter. In 2021 and 2022, all fees to our auditors were pre-approved by the Audit Committee.

    Deloitte was our independent registered public accounting firm in 2021 and 2022. Fees billed by Deloitte for 2021 and 2022 were as follows:

	2021	2022
Audit fees	$3,365,777	$6,206,800
Tax fees	$—	$810,433
All other fees *	$3,008,492	$3,992,758
____________________________
* The 2021 and 2022 other fees were primarily for advisory services performed by Deloitte with regards to the integration of the Smiths Medical business acquired on January 6th, 2022.

Proposal 4 - Advisory Vote to Approve Named Executive Officer Compensation

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934, as amended, our Board is requesting that stockholders approve, on a non-binding, advisory basis, the compensation of our named executive officers for 2022 as described in the CD&A and Executive Compensation tables on pages 9 through 19 of this proxy statement.

    The Board believes that the information provided above in the CD&A and Executive Compensation sections of this Proxy Statement demonstrates that our executive compensation programs are designed to emphasize pay for performance and are directed toward aligning management’s interests with our stockholders’ interests. Accordingly, our Board recommends that stockholders approve the following resolution:

RESOLVED, that the stockholders of ICU Medical, Inc. approve, on an advisory basis, the compensation paid to the Company's named executive officers as described in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosures.

    This advisory Say-On-Pay vote is non-binding on the Board. Although the vote is non-binding, the Board and our Compensation Committee will review and thoughtfully consider the voting results when making future decisions concerning the compensation of the Company's named executive officers.

The Board recommends a vote FOR approval of the compensation of the Company's named executive officers.

Proposal 5 - Advisory Vote to Determine Frequency of Future Advisory Votes to Approve Named Executive Officer Compensation

As required by Section 14A(a)(1) of the Exchange Act of 1934, this proposal enables our stockholders to indicate how frequently they believe we should seek an advisory vote on the compensation of our named executive officers (referred to below as the “Frequency Proposal”). We are seeking an advisory, non-binding determination from our stockholders as to the frequency with which our stockholders have an opportunity to provide an advisory approval of the compensation of our named executive officers. Stockholders may vote for a frequency of one, two or three years, or abstain.

For the reasons described below, we recommend that our stockholders select a frequency of one year, or an annual vote. We believe that this frequency is appropriate because it will continue to enable our stockholders to vote, on an advisory basis, on the most recent executive compensation information that is presented in our Proxy Statement, leading to a more meaningful and coherent communication between the Company and our stockholders on the compensation of our named executive officers. An annual advisory vote on executive compensation is consistent with our policy of seeking regular input from, and engaging in discussions with, our stockholders on corporate governance matters and our executive compensation philosophy, policies and practices.

Based on the factors discussed, the Board recommends that future votes on executive compensation occur every year until the next advisory Frequency Proposal. Stockholders are not being asked to approve or disapprove the Board’s recommendation, but rather to indicate their choice among the following frequency options: every year, every two years or every three years, or to abstain from voting.

The Board recommends a vote for a frequency of ONE YEAR for future advisory votes on executive compensation.
ANNUAL REPORT

    Accompanying this proxy statement for those stockholders receiving the proxy statement in mail is the Company's 2022 Annual Report. The 2022 Annual Report is available free of charge on the Company's website at https://ir.icumed.com/financial-information or you can request a copy free of charge by internet at www.proxyvote.com, by telephone at 1-800-579-1639 or by e-mail at sendmaterial@proxyvote.com.

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 has also been filed with the SEC. It is available free of charge at the SEC’s website at www.sec.gov.
NOMINATION OF DIRECTORS AND SUBMISSION OF STOCKHOLDER PROPOSALS

    As required and in accordance with our Bylaws, any stockholder who intends to nominate persons for election as directors at an Annual Meeting shall give timely written notice to the Secretary of the Company setting forth (a) as to each nominee whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the class and number of shares of capital stock of the corporation that are beneficially owned by the nominee and (iv) any other information concerning the nominee that would be required to be disclosed under the rules of the SEC in a proxy statement soliciting proxies for the election of such nominee; and (b) as to the stockholder giving the notice, (i) the name and record address of the stockholder and (ii) the class and number of shares of capital stock of the Company that are beneficially owned by the stockholder. Such notice shall include a signed consent of each such nominee to serve as a director of the Company, if elected. The notice shall also include certain other information about the stockholder giving notice and associates of such stockholder, as required by the Company’s Bylaws, and the Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility for such proposed nominee to serve as a director of the Company.

    Any stockholder who intends to propose any business at a meeting shall give timely written notice to the Secretary of the Company setting forth as to each matter the stockholder proposes to bring before the meeting, (i) a brief description of the business to be brought before the meeting and the reasons for conducting the business at the meeting, (ii) the name and record address of the stockholder giving the notice and any other stockholder known by such stockholder to be supporting such proposal, (iii) the class and number of shares of capital stock of the Company that are beneficially owned by the stockholder, and by any other stockholders known by the stockholder giving the notice to be supporting the proposal and (iv) any material or financial interest of the stockholder in such business. The notice shall also include certain other information about the stockholder giving notice and associates of such stockholder, as required by the Company’s Bylaws.

Under the Company’s Bylaws, to be timely, stockholders intending to present a proposal at our annual meeting or nominate a person for election as a director, but not to include the proposal in our proxy statement, must submit a stockholder’s notice that is delivered to or mailed and received at our principal executive offices not less than 60 days or more than 90 days prior to the first anniversary of the date on which we first mailed our proxy materials (or, in the absence of proxy materials, our notice of meeting) for the previous year’s annual meeting of stockholders. Therefore, in connection with our annual meeting to be held in 2024 (the “2024 Annual Meeting”), any such notice must be delivered to or mailed and received at the Company’s executive officers not earlier than January 5, 2024 and not later than February 4, 2024.

    If, however, the date of the 2024 Annual Meeting is advanced or delayed more than 30 days from May 17, 2024 (the one-year anniversary of this year’s Annual Meeting), then for notice by the stockholder to be timely, it must be delivered to the Secretary at the Company’s principal executive offices not later than the close of business on the later of (i) the 90th day prior to the 2024 Annual Meeting or (ii) the 15th day following the day on which public announcement of the date of the 2024 Annual Meeting is first made.

    Consistent with Rule 14a-8 under the Exchange Act, a notice of a proposal that a stockholder is seeking to have included in the Proxy Statement for the 2024 Annual Meeting must be submitted in writing to the Company at its principal executive offices no later than December 6, 2023 or, if the date of the 2024 Annual Meeting is changed by more than 30 days from May 17, 2024, then a date that is a reasonable time before the Company begins to print and mail its proxy materials.

If a stockholder or group of stockholders wishes to include a proposal in our proxy statement or nominate one or more director nominees to be included in the Company’s proxy materials for the 2024 Annual Meeting pursuant to the proxy access provisions of our Bylaws, the stockholder’s notice for such proposal must be delivered to the Company at its principal executive offices not less than 120 days or more than 180 days prior to the first anniversary of the date on which we first mailed our proxy materials (or, in the absence of proxy materials, our notice of meeting) for the previous year’s annual meeting of stockholders. Therefore, in connection with the 2024 Annual Meeting, any such notice must be delivered to the Company’s executive offices not earlier than October 7, 2023 and not later than December 6, 2023 in order for such proposal to be considered timely. All proposals submitted for inclusion in the Company’s proxy statement relating to the 2024 Annual Shareholders’ Meeting must comply with all of the requirements of SEC Rule 14a-8. In no event shall any adjournment or postponement of a meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

In connection with our 2024 Annual Meeting, we intend to file a proxy statement and a WHITE proxy card with the SEC in connection with our solicitation of proxies for our 2024 Annual Meeting.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.

OTHER MATTERS

    The Company knows of no other matters to be brought before the Annual Meeting. If any other matters are properly presented for action, the persons named in the accompanying proxy intend to vote on such matters in their discretion.

SOLICITATION OF PROXIES

    The cost of this solicitation of proxies will be borne by the Company. Solicitations will be made on our behalf by mail, telephone, electronic transmission or in person by directors, officers and other employees of the Company, but such persons will not receive compensation for such services over and above their regular salaries. The Company will reimburse brokers, banks, custodians, nominees and fiduciaries holding stock in their names or in the names of beneficial owners for their reasonable charges and expenses in forwarding proxies and proxy materials to the beneficial owners of such stock.

HOUSEHOLDING

The SEC has adopted rules that allow a company to deliver a single proxy statement and annual report to two or more stockholders sharing the same address. This method of delivery, known as “householding," permits us to realize cost savings, reduces the amount of duplicate information stockholders receive, and reduces the environmental impact of printing and mailing documents to you. Under this process, certain stockholders will receive only one copy of our proxy materials and any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. Any stockholders who object to or wish to begin householding may notify Broadridge by calling toll-free at 800-542-1061, or by writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717. We will send an individual copy of the proxy statement to any stockholder who revokes their consent to householding within 30 days of our receipt of such revocation.

                    BY ORDER OF THE BOARD OF DIRECTORS

                    Virginia Sanzone, Corporate Vice President General Counsel and Secretary

ANNEX A
Use of Non-GAAP Financial Information

    This proxy statement contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles ("GAAP"). Our management believes that the non-GAAP data provides useful supplemental information to management and investors regarding our performance and facilitates a more meaningful comparison of results of operations between current and prior periods. The non-GAAP financial measures included in this proxy statement are Adjusted EBITDA and adjusted diluted earnings per share ("Adjusted Diluted EPS"). Adjusted EBITDA excludes from net (loss) income: interest, net; stock compensation expense; depreciation and amortization expense; restructuring, strategic transaction and integration expense; adjustment to reverse the cost recognition related to the purchase accounting write-up of inventory to fair market value; contract settlement; change in fair value of contingent earn-out; quality system and product-related remediation charges; disposition of certain assets and provision for income taxes. Adjusted Diluted EPS excludes, net of tax from diluted earnings per share: stock compensation expense; intangible asset amortization expense; restructuring, strategic transaction and integration expense; adjustments to reverse the cost recognition related to the purchase accounting write-up of inventory to fair value; contract settlement; change in the fair value of contingent earn-out; quality system and product-related remediation; disposition of certain assets; the estimated tax effect on the adjustments calculated using the specific tax rate applied to each adjustment based on the nature of the item/or the tax jurisdiction in which the item was recorded; and earnings per share impact on net loss due to use of basic versus diluted weighted average shares.

    The non-GAAP financial measures should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. There are limitations in using these non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies.

Reconciliations of GAAP to non-GAAP Financial Measures
(in thousands, except per share data)

Adjusted EBITDA
	2022	2021
GAAP net (loss) income	$(74,286)	$103,135

Non-GAAP adjustments:
Interest, net (a)	66,375	(1,982)
Stock compensation expense (b)	36,025	27,341
Depreciation and amortization expense (c)	235,151	89,698
Restructuring, strategic transaction and integration expense (d)	71,421	18,037
Adjustment to reverse the cost recognition related to the purchase accounting write-up of inventory to fair value (e)	26,519	912
Contract settlement (f)	—	127
Change in fair value of contingent earn-out (g)	(32,091)	—
Quality system and product-related remediation charges (h)	70,036	3,380
Disposition of certain assets (i)	(374)	—
Provision for income taxes (j)	(40,123)	20,051
Total non-GAAP adjustments	432,939	157,564

Adjusted EBITDA	$358,653	$260,699

Adjusted Diluted Earnings Per Share
	2022	2021
GAAP diluted (loss) earnings per share	$(3.11)	$4.74

Non-GAAP adjustments:
Stock compensation expense (b)	1.48	1.26
Amortization expense (c)	5.74	1.09
Restructuring, strategic transaction and integration expense (d)	2.94	0.83
Adjustment to reverse the cost recognition related to the purchase accounting write-up of inventory to fair value (e)	1.09	0.04
Contract settlement (f)	—	0.01
Change in fair value of contingent earn-out (g)	(1.32)	—
Quality system and product-related remediation charges (h)	2.89	0.16
Disposition of certain assets (i)	(0.02)	—
Estimated income tax impact from adjustments (k)	(3.25)	(0.74)
Earnings per share impact on net loss due to use of basic versus diluted weighted average shares	0.07	—
Adjusted diluted earnings per share	$6.51	$7.39
__________________________________
(a) We exclude interest in deriving adjusted EBITDA as interest can vary significantly among companies depending on a company's level of income generating instruments and/or level of debt.
(b) We exclude stock-based compensation in deriving adjusted EBITDA and adjusted diluted earnings per share as stock-based compensation is generally fixed at the time the stock-based instrument is granted and amortized over a period of several years. The value of stock options is determined using a complex formula that incorporates factors, such as market volatility, that are beyond our control. The value of our restricted stock awards is determined using the grant date stock price, which may not be indicative of our operational performance over the expense period. Additionally, in order to establish the fair value of performance-based stock awards, which are currently an element of our ongoing stock-based compensation, we are required to apply judgment to estimate the probability of the extent to which performance objectives will be achieved. Based on the above factors, we believe it is useful to exclude stock-based compensation in order to better understand our operating performance.
(c) We exclude depreciation expense in deriving adjusted EBITDA because companies utilize productive assets of different ages and the depreciable lives can vary significantly resulting in considerable variability in depreciation expense among companies. We exclude intangible asset amortization expense in deriving adjusted EBITDA and adjusted diluted earnings per share because we do not acquire businesses or capitalize certain patent costs on a predictable cycle. The amount of purchase price allocated to intangible assets and the term of amortization can vary significantly and are unique to each acquisition. Capitalized patent costs can vary significantly based on our current level of development activities. We believe that excluding amortization of intangible assets provides the users of our financial statements with a consistent basis for comparison across accounting periods.

(d) We exclude restructuring and strategic transaction charges in deriving adjusted EBITDA and adjusted diluted earnings per share as they result from events, which arise from unforeseen circumstances and/or often occur outside of the ordinary course of our ongoing business. Although these events are reflected in our GAAP financial statements, these unique transactions may limit the comparability of our ongoing operations with prior and future periods.

(e) We exclude adjustments to reverse the cost recognition related to the purchase accounting write-up of inventory to fair market value in deriving adjusted EBITDA and adjusted diluted earnings per share as the inventory step-up represents the expense recognition of fair value adjustments in excess of the historical cost basis of inventory obtained through acquisition, these charges are outside of our normal operations and so are excluded.

(f) We exclude contract settlements in deriving adjusted EBITDA and adjusted diluted earnings per share as we are occasionally involved in contract renegotiations that may result in one-time settlements. We exclude these settlements as they have no direct correlation to the operation of our ongoing business.

(g) We exclude changes in fair value of contingent earn-outs in deriving adjusted EBITDA and adjusted diluted earnings per share as they are recorded in connection with business combinations. We exclude items that are either non-cash or not normal, recurring operating expenses due to their nature, variability of amounts, and lack of predictability as to occurrence and/or timing.

(h) We exclude quality system product-related remediation charges in deriving adjusted EBITDA and adjusted diluted earnings per share as they may limit the comparability of our ongoing operations with prior and future periods and distort the evaluation of our normal operating performance.

(i) We exclude noncash gains/losses incurred in the disposition of certain assets in deriving adjusted EBITDA and adjusted diluted earnings per share as they may limit the comparability of our ongoing operations with prior and future periods and distort the evaluation of our normal operating performance.

(j) We exclude taxes in deriving adjusted EBITDA as taxes are deemed to be non-core to the business and may limit the comparability of our ongoing operations with prior and future periods and distort the evaluation of our normal operating performance.

(k) Non-GAAP income tax provision includes the tax impact of the following adjustments: stock compensation expense; intangible asset amortization expense; restructuring, strategic transaction and integration; adjustment to reverse the cost recognition related to the purchase accounting write-up of inventory to fair value; contract settlement; and quality system product-related remediation charges. The non-GAAP effective income tax rate includes the tax rate effect of the above adjustments calculated using the specific tax rate applied to each adjustment based on the nature of the item/or the tax jurisdiction in which the item has been recorded.

ANNEX B

SECOND AMENDMENT TO THE
AMENDED AND RESTATED ICU MEDICAL, INC. 2011 STOCK INCENTIVE PLAN

THIS SECOND AMENDMENT TO THE ICU MEDICAL, INC. 2011 STOCK INCENTIVE PLAN (this “Amendment”), effective as of March 14, 2023, is made and adopted by ICU Medical, Inc., a Delaware corporation (the “Company”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Plan (as defined below).

RECITALS

WHEREAS, the Company maintains the Amended and Restated ICU Medical, Inc. 2011 Stock Incentive Plan (as amended from time to time, the “Plan”);

WHEREAS, pursuant to Section 13(a) of the Plan, the Plan may be amended by the Board of Directors of the Company (the “Board”); and

WHEREAS, the Board has approved this Amendment, subject to approval by the stockholders of the Company within twelve months of the date of such action.

NOW, THEREFORE, in consideration of the foregoing, the Company hereby amends the Plan as follows, subject to approval by the stockholders of the Company within twelve months following the date of Board adoption of this Amendment:

    1.    Section 2(v) of the Plan is hereby amended and restated in its entirety to read as follows:

“(v) Effective Date” means, for purposes of the Plan (as amended), the date on which the Plan (as amended) is adopted by the Board, subject to approval by the Company’s stockholders; provided, however, that solely for purposes of Section 2(i) and Section 11, the Effective Date shall be May 9, 2017.”

    2.    The first and second sentences of Section 3(a) of the Plan are hereby amended and restated in their entirety to     read as follows:

“Subject to the provisions of Section 10, below, the maximum aggregate number of Shares which may be issued pursuant to all Awards (including Incentive Stock Options) is equal to the sum of 6,365,510 Shares (the “Share Limit”). The maximum aggregate number of Shares which may be issued pursuant to all Awards of Incentive Stock Options is 6,365,510 Shares.”

    3.    Section 6(n) of the Plan is hereby amended and restated in its entirety to read as follows:

“(n) Award Vesting Limitations. Notwithstanding any other provision of the Plan to the contrary, but subject to Section 11, no Award (or portion thereof) granted hereunder on or following the Effective Date shall vest earlier than the first anniversary of the date the Award is granted; provided, however, that the foregoing shall not apply to: (i) Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines; (ii) Awards delivered in lieu of fully-vested cash awards or payments; (iii) Awards delivered in lieu of cash compensation otherwise payable to a non-employee Director, where such Director has elected to receive an Award in lieu of such cash compensation; (iv) Awards granted to non-employee Directors for which the vesting period runs from the date of one annual meeting of the Company’s stockholders to the next annual meeting of the Company’s stockholders and which is at least 50 weeks after the immediately preceding year’s annual meeting; or (v) any other Awards that result in the issuance of an aggregate of up to 5% of the Shares available pursuant to Section 3.1(a) as of the Effective Date. Notwithstanding anything to the contrary contained herein, Awards granted between May 9, 2017 and the Effective Date shall be subject to Section 6(n) of the Plan, as amended and restated effective May 9, 2017.

Nothing in this Section 6(n) shall preclude the Administrator from taking action, in its sole discretion, to accelerate the vesting of any Award in connection with or following a Grantee’s death, disability, termination of Continuous Service or the consummation of a Change in Control.”

    4.    Section 12 of the Plan is hereby amended and restated in its entirety to read as follows:

“12. Effective Date and Term of Plan. The Plan (as amended) shall become effective upon the Effective Date, subject to approval by the Company’s stockholders. The Plan (as amended) shall continue in effect for a term of ten (10) years from the Effective Date.”

    5.    A new Section 22 shall be added to the Plan to read as follows:

“22. Claw-back Provisions. All Awards (including, without limitation, any proceeds, gains or other economic benefit actually or constructively received by Grantee upon any receipt or exercise of any Award or upon the receipt or sale of any Shares underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with Applicable Laws as and to the extent set forth in such claw-back policy or the Award Agreement.”

    6.    This Amendment shall be and is hereby incorporated in and forms a part of the Plan; provided that the Amendment shall be subject to approval by the stockholders of the Company within twelve months of the date hereof.

    7.    Except as expressly provided herein, all other terms and provisions of the Plan shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, I hereby certify that this Amendment was duly adopted by the Board of Directors of ICU Medical, Inc. on March 14, 2023 and was approved by the stockholders of ICU Medical, Inc. on _______, 2023.

ICU Medical, Inc.
By:

Date:

icumedical
human connections

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 16, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ICUI2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 16, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V06295-P89769 — KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ICU MEDICAL, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Vivek Jain
02) George A. Lopez, M.D.
03) David C. Greenberg
04) Elisha W. Finney
05) David F. Hoffmeister
06) Donald M. Abbey
07) Laurie Hernandez
08) Kolleen T. Kennedy
09) William Seeger

The Board of Directors recommends you vote FOR Proposals 2, 3 and 4 and vote "One Year" on Proposal 5.

	For	Against	Abstain
2. To approve an amendment to the Amended and Restated ICU Medical, Inc. 2011 Stock Incentive Plan.	☐	☐	☐
3. To ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2023.	☐	☐	☐
4. To approve named executive officer compensation on an advisory basis.	☐	☐	☐

	One Year	2 Years	3 Years	Abstain
5. Approve, on an advisory basis, the frequency of future advisory votes on named executive officer compensation.	☐	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Form 10-K and Notice and Proxy Statement are available at www.proxyvote.com.

V06296-P89769

ICU MEDICAL, INC.
Annual Meeting of Shareholders
May 17, 2023
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Vivek Jain and Brian M. Bonnell, and each of them, with the power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and to vote, as provided on the other side, all the shares of ICU MEDICAL, INC. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the Company to be held May 17, 2023 or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

HEREIN BY THE UNDERSIGNED, IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3, FOR PROPOSAL 4, AND VOTE ONE YEAR ON PROPOSAL 5 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Continued and to be signed on reverse side